Exhibit 10.18
                                                                   -------------


        -----------------------------------------------------------------

                              NATIONAL VISION, INC.

        -----------------------------------------------------------------






        =================================================================




                           LOAN AND SECURITY AGREEMENT

                            Dated: As of May 30, 2001

                                 $10,000,000.00




        =================================================================







        -----------------------------------------------------------------

                            FLEET CAPITAL CORPORATION
        -----------------------------------------------------------------

                                                  TABLE OF CONTENTS


                                                                                                                            Page
SECTION 1.    CREDIT  FACILITIES.............................................................................................-1-
              1.1.    Revolver Commitment....................................................................................-1-
              1.2.    Reserved -2-
              1.3.    LC Facility............................................................................................-2-

SECTION 2.    INTEREST,  FEES  AND  CHARGES..................................................................................-4-
              2.1.    Interest...............................................................................................-4-
              2.2.    Fees...................................................................................................-6-
              2.3.    Computation of Interest and Fees.......................................................................-7-
              2.4.    Reimbursement of Expenses..............................................................................-7-
              2.5.    Bank Charges...........................................................................................-8-
              2.6.    Illegality.............................................................................................-8-
              2.7.    Increased Costs........................................................................................-8-
              2.8.    Capital Adequacy.......................................................................................-9-
              2.9.    Funding Losses........................................................................................-10-

SECTION 3.    LOAN  ADMINISTRATION..........................................................................................-11-
              3.1.    Manner of Borrowing and Funding Loans.................................................................-11-
              3.2.    Special Provisions Governing LIBOR Loans..............................................................-12-
              3.3.    All Loans to Constitute One Obligation................................................................-13-

SECTION 4.    PAYMENTS......................................................................................................-13-
              4.1.    General Payment Provisions............................................................................-13-
              4.2.    Repayment of Revolver Loans...........................................................................-13-
              4.3.    Reserved..............................................................................................-14-
              4.4.    Payment of Other Obligations..........................................................................-14-
              4.5.    Marshaling; Payments Set Aside........................................................................-14-
              4.6.    Application of Payments and Collateral Proceeds.......................................................-14-
              4.7.    Loan Account; Account Stated..........................................................................-15-
              4.8.    Gross Up for Taxes....................................................................................-15-

SECTION 5.    TERM AND TERMINATION OF COMMITMENT............................................................................-15-
              5.1.    Original Term of Revolver Commitment..................................................................-15-
              5.2.    Termination...........................................................................................-15-

SECTION 6.    COLLATERAL....................................................................................................-16-
              6.1.    Grant of Security Interest............................................................................-16-
              6.2.    Lien on Deposit Accounts..............................................................................-17-
              6.3.    Collateral Assignment of Leases.......................................................................-17-
              6.4.    Other Collateral......................................................................................-17-
              6.5.    No Assumption of Liability............................................................................-17-
              6.6.    Lien Perfection; Further Assurances...................................................................-18-

SECTION 7.    COLLATERAL ADMINISTRATION.....................................................................................-18-
              7.1.    General Provisions....................................................................................-18-
              7.2.    Administration of Accounts............................................................................-19-
              7.3.    Administration of Inventory...........................................................................-20-

                                                                 i

                                                               -31-

              7.4.    Administration of Equipment...........................................................................-21-
              7.5.    Borrowing Base Certificates...........................................................................-21-

SECTION 8.    REPRESENTATIONS AND WARRANTIES................................................................................-21-
              8.1.    General Representations and Warranties................................................................-21-
              8.2.    Reaffirmation of Representations and Warranties.......................................................-26-
              8.3.    Survival of Representations and Warranties............................................................-26-

SECTION 9.    COVENANTS AND CONTINUING AGREEMENTS...........................................................................-27-
              9.1.    Affirmative Covenants.................................................................................-27-
              9.2.    Negative Covenants....................................................................................-29-
              9.3.    Financial Covenants...................................................................................-32-

SECTION 10.  CONDITIONS PRECEDENT..........................................................................................-33-
             10.1.   Conditions Precedent to Initial Credit Extensions.....................................................-33-
             10.2.   Conditions Precedent to all Credit Extensions.........................................................-34-
             10.3    Limited Waiver of Conditions Precedent................................................................-35-

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.............................................................-35-
             11.1.   Events of Default.....................................................................................-35-
             11.2.   Acceleration of  Obligations; Termination of Revolver Commitment......................................-37-
             11.3.   Other Remedies........................................................................................-37-
             11.4.   Setoff ...............................................................................................-38-
             11.5.   Remedies Cumulative; No Waiver........................................................................-39-

SECTION 12.  MISCELLANEOUS.................................................................................................-39-
             12.1.   Power of Attorney.....................................................................................-39-
             12.2.   General Indemnity.....................................................................................-40-
             12.3.   Survival of All Indemnities...........................................................................-40-
             12.4.   Modification of Agreement; Sale of Interest...........................................................-40-
             12.5.   Severability..........................................................................................-40-
             12.6.   Cumulative Effect; Conflict of Terms..................................................................-41-
             12.7.   Execution in Counterparts.............................................................................-41-
             12.8.   Lender's Consent......................................................................................-41-
             12.9.   Notices...............................................................................................-41-
             12.10.  Performance of Borrower's Obligations.................................................................-41-
             12.11.  Credit Inquiries......................................................................................-42-
             12.12.  Time of Essence.......................................................................................-42-
             12.13.  Indulgences Not Waivers...............................................................................-42-
             12.14.  Entire Agreement; Appendix A, Exhibits and Schedules..................................................-42-
             12.15.  Interpretation........................................................................................-42-
             12.16.  Advertising and Publicity.............................................................................-42-
             12.17.  Governing Law; Consent to Forum.......................................................................-42-
             12.18.   Waivers by Borrower..................................................................................-43-

                         LIST OF EXHIBITS AND SCHEDULES


Exhibits

Exhibit A         Form of Notice of Conversion/Continuation
Exhibit B         Form of Notice of Borrowing
Exhibit C         Form of Compliance Certificate
Exhibit D         Opinion Letter Requirements
Exhibit E         Form of Letter of Credit Procurement Request

Schedules

Schedule 7.1.1    Borrower's and each Subsidiary's Business Locations
Schedule 7.1.2    Insurance

Schedule 8.1.1 Jurisdictions in which Borrower and each Subsidiary is Authorized to do Business

Schedule  8.1.4   Capital  Structure of Borrower
Schedule  8.1.5   Corporate  Names
Schedule  8.1.12  Surety  Obligations
Schedule  8.1.13  Tax Identification  Numbers of Borrower and  Subsidiaries
Schedule  8.1.15  Patents, Trademarks,  Copyrights  and Licenses
Schedule  8.1.18  Restrictive  Agreements
Schedule  8.1.19  Litigation
Schedule  8.1.21  Capitalized and Operating  Leases
Schedule  8.1.22  Pension Plans
Schedule  8.1.24  Labor  Contracts
Schedule  9.2.5   Permitted Liens
Schedule  9.2.8   Upstream Payments

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is made as of May 30, 2001, between FLEET CAPITAL CORPORATION (together with its successors and assigns, "Lender"), a Rhode Island corporation with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339; and NATIONAL VISION, INC. ("Borrower"), a Georgia corporation with its chief executive office and principal place of business at 296 Grayson Highway, Lawrenceville, Georgia 30045-5737. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

SECTION 1.        CREDIT  FACILITIES

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to the extent and in the manner hereinafter set forth to make the Revolver Commitment available to Borrower, as follows:

         1.1.     Revolver Commitment.

                  1.1.1. Revolver Loans. Lender agrees, to the extent of the Revolver Commitment and upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrower on any Business Day during the period from the date hereof through the Business Day before the last day of the Original Term or any applicable Renewal Term, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lender shall have no obligation to Borrower whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. The Revolver Loans shall bear interest as set forth in Section 2.1 hereof. Each Revolver Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

                  1.1.2. Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lender is willing in its sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in Section 2.1.5.

                  1.1.3. Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrower solely for one or more of the following purposes: (i) to satisfy any Debt owing on the Closing Date to Foothill; (ii) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (iii) to pay any of the Obligations; and (iv) to make
expenditures   for  other  lawful   corporate   purposes  of  Borrower  and  its
Subsidiaries to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by Borrower to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.


                  1.1.4. Voluntary Reductions of Revolver Commitment. Borrower shall have the right to permanently reduce the amount of the Revolver Commitment at any time and from time to time upon written notice to Lender of such reduction, which notice shall specify the amount of such reduction, shall be irrevocable once given, shall be given at least 5 Business Days prior to the end of the month and shall be effective only upon

Lender's receipt thereof. The effective date of any voluntary reduction of the Revolver Commitment shall be the first day of a month following the month in which such notice is timely received by Lender. If on the effective date of any such reduction in the Revolver Commitment and after giving effect thereto an Out-of-Formula Condition exists, then the provisions of Section 4.2.1(iii) hereof shall apply, except that such repayment shall be due immediately upon such effective date without further notice to or demand upon Borrower. If the Revolver Commitment is reduced to zero, then such reduction shall be deemed a termination of the Revolver Commitment by Borrower pursuant to Section 5.2.2 hereof. The Revolver Commitment, once reduced, may not be reinstated without the written consent of Lender.

         1.2.     Reserved.

         1.3.     LC Facility.

                  1.3.1. Procurement of Letters of Credit. During the period from the date hereof to (but excluding) the 30th day prior to the last day of the Original Term or any applicable Renewal Term, and provided no Default or Event of Default exists, Lender agrees to establish the LC Facility pursuant to which Lender shall procure from Bank one or more Letters of Credit on Borrower's request therefor from time to time, subject to the following terms and conditions:

                    (i) Borrower acknowledges that Bank's willingness to issue any Letter of Credit is conditioned upon Bank's receipt of (A) the LC Support duly executed and delivered to Bank by Lender, (B) an LC Application with respect to the requested Letter of Credit and (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Lender shall have no obligation to execute any LC Support or to join with Borrower in executing an LC Application unless (x) Lender receives an LC Request from Borrower at least 5 Business Days prior to the date on which Borrower desires to submit such LC Application to Bank and (y) each of the LC Conditions is satisfied on the date of Lender's receipt of the LC Request and at the time of the requested execution of the LC Application. Any Letter of Credit issued on the Closing Date shall be for an amount in Dollars that is greater than $250,000. In no event shall Lender have any liability or obligation to Borrower or any Subsidiary for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit.

                   (ii) Letters of Credit may be requested by Borrower only if they are to be used (a) to support obligations of Borrower incurred in the Ordinary Course of Business of Borrower, on a standby basis or (b) for such other purposes as Lender may approve from time to time in writing.

                 (iii) Borrower shall comply with all of the terms and conditions imposed on Borrower by Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto, and subject to the rights of Bank, Lender shall have the same rights and remedies that Bank has under any agreements that Borrower may have with Bank in addition to any rights and remedies contained in any of the Loan Documents. Borrower agrees to reimburse Bank for any draw under any Letter of Credit as hereinafter provided, and to pay Bank the amount of all other liabilities and obligations payable to Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that Borrower may have at any time against Bank or any other Person. If Lender shall pay any amount under a LC Support with respect to any Letter of Credit, then Borrower shall pay to Lender, in Dollars on the first Business Day following the date on which payment was made by Lender under such LC Support (the "Reimbursement Date"), an amount equal to the amount paid by Lender under such LC Support together with interest from and after the Reimbursement Date until payment in full is made by Borrower at the Default Rate for Revolver Loans constituting Base Rate Loans. Until Lender has received payment from Borrower in accordance with the foregoing provisions of this clause (iii), Lender, in addition to all of its other rights and remedies under this Agreement, shall be fully subrogated to (A) the rights and remedies of Bank as issuer of the Letter of

         Credit under any agreement with Borrower relating to the issuance of such Letter of Credit, and (B) the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrower have been discharged with the proceeds of such Letter of Credit. Whether or not Borrower submits any Notice of Borrowing to Lender, Borrower shall be deemed to have requested from Lender a Borrowing of Base Rate Loans in an amount necessary to pay to Lender all amounts due Lender on any Reimbursement Date and whether or not any Default or Event of Default has occurred or exists, the Revolver Commitment have been terminated, the funding of the Borrowing deemed requested by Borrower would result in, or increase the amount of, any Out-of-Formula Condition or any of the conditions set forth in Section 10 hereof are not satisfied.

                  (iv) Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrower to reimburse Lender for any payment made by Lender under the LC Support shall be absolute, unconditional and irrevocable and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary of any Letter of Credit or improper honor by Bank of any draw request under a Letter of Credit. If presentation of a demand, draft, certificate or other document does not comply with the terms of a Letter of Credit and Borrower contends that, as a consequence of such noncompliance it has no obligation to reimburse Bank for any payment made with respect thereto, Borrower shall nevertheless be obligated to reimburse Lender for any payment made under the LC Support with respect to such Letter of Credit, but without waiving any claim Borrower may have against Bank in connection therewith. All disputes regarding any Letter of Credit shall be resolved by Borrower directly with Bank.

                  (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.

                  (vi) Borrower hereby authorizes and directs Bank to deliver to Lender all instruments, documents and other writings and Property received by Bank pursuant to or in connection with any Letter of Credit and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with such Letter of Credit and the related LC Application.

                  1.3.2.  Cash  Collateral  Account.  If  any  LC  Outstandings,
whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrower shall, on Lender's request, forthwith deposit with Lender, in cash, an amount equal to 105% of the maximum aggregate amount of all LC Outstandings then outstanding. If Borrower fails to make such deposit on the first Business Day following Lender's demand therefor, Lender may advance such amount as Revolver Loans (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Lender in the Cash Collateral Account and may be invested, in Lender's discretion, in Cash Equivalents. Borrower hereby pledges to Lender and grants to Lender a security interest in all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Lender may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lender with respect to the LC Outstandings. Neither Borrower nor any other Person claiming by, through or under or on behalf of Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Obligations, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrower unless an Event of Default then exists (in which event Lender may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrower).

                  1.3.3. Indemnifications. In addition to any other indemnity which Borrower may have to Lender under any of the other Loan Documents and without limiting such other indemnification provisions, Borrower hereby agrees to indemnify and defend each of the Lender Indemnitees and to hold each of the Lender Indemnitees harmless from and against any and all Claims which any of the Lender Indemnitees may (other than as the actual result of their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Support or
(b) any suit, investigation or proceeding as to which Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or any LC Support or the payment or failure to pay thereunder.

SECTION 2.        INTEREST,  FEES  AND  CHARGES

         2.1.     Interest.

                 2.1.1. Rates of Interest. Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

                  (i) for Revolver Loans made or outstanding as Base Rate Loans, .75% plus the Base Rate in effect from time to time; or

                  (ii) for Revolver Loans made or outstanding as LIBOR Loans, 3.0% plus the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement.

                  Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Lender shall promptly notify Borrower thereof by telephone and, if so requested by Borrower, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Revolver Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Revolver Loan shall accrue from and including the date on which such Revolver Loan is made, converted to a Revolver Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Revolver Loan is repaid on the same day made, one day's interest shall be paid on such Revolver Loan. The Base Rate on the date hereof is 7.0% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 7.75% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan.

                  2.1.2Conversions and Continuations.
                       -----------------------------

                 (i) Borrower may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Revolver Loan of one Type into a Revolver Loan of another Type; provided, however, that no outstanding Revolver Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan.

                  (ii) Whenever Borrower desires to convert or continue Revolver Loans under Section 2.1.3(i), Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit A, signed by an authorized officer of Borrower, at least 1 Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 3 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Revolver Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Revolver Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

                  2.1.3. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, third or sixth month thereafter; provided, however, that:

                  (i) the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Revolver Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

                  (iv) no Interest Period with respect to any portion of principal of a Revolver Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of such portion of principal; and

                  (v) no Interest Period shall extend beyond the last day of the Original Term or any applicable Renewal Term.


                  2.1.4. Interest Rate Not Ascertainable. If Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lender to make LIBOR Loans shall be suspended, and such affected Revolver Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

                 2.1.5. Default Rate of Interest. Borrower shall pay interest at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) Borrower's receipt of notice of Lender's election to charge the Default Rate based upon the existence of any Event of Default, whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against Borrower of an Insolvency Proceeding, whether or not under the circumstances described in clauses (i) or (ii) hereof Lender elects to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Lender. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of Borrower. Borrower acknowledges that the cost and expense to Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Lender for such added cost and expense. Interest accrued at the Default Rate shall be due and payable on demand.

         2.2. Fees. In consideration of Lender's establishment of the Revolver Commitment in favor of Borrower, Borrower hereby agrees to pay the following fees:

                  2.2.1. Closing Fee. Borrower shall pay to Lender a closing fee of $125,000 on the Closing Date.

                  2.2.2. Unused Line Fee. Borrower shall pay to Lender a fee equal to .5% per annum of the amount by which the Average Revolver Loan Balance for any Fiscal Quarter (or portion thereof that this Agreement is in effect) is less than the Revolver Commitment, such fee to be paid on the first day of the following Fiscal Quarter; but if the Revolver Commitment is terminated on a day other than the first day of a Fiscal Quarter, then any such fee payable for the Fiscal Quarter in which termination shall occur shall be paid on the effective date of such termination.

                  2.2.3 LC Facility Fees. Borrower shall pay (i) to Lender through its Treasury and International Services Group, 3.0% per annum based on the average amount available to be drawn under all Letters of Credit outstanding, payable monthly, in arrears, on the first Business Day of the following month; and (ii) to Bank for its own account all normal and customary charges associated with the issuance, amending, negotiating, processing and administration of Letters of Credit.

                  2.2.4. Administrative Fee. Borrower shall pay to Lender each month (or portion thereof that this Agreement is in effect) an administrative fee of $2,750, such fee to be paid on the first day of the following month; but if the Revolver Commitment is terminated on a day other than the first day of a month, then such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

                  2.2.5. Audit and Appraisal Fees. Borrower shall reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with all audits and appraisals of any Obligor's books and records or any Collateral as Lender shall deem appropriate and shall pay to Lender an audit fee ($750 as of the date hereof) per day for each day that an employee or agent of Lender shall be engaged in an audit or appraisal of any Obligor's books and records or the Collateral.

                  2.2.6. General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in Section 2.2 are and shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         2.3. Computation of Interest and Fees. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items and other forms of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of any such items) on the Business Day after Lender receives such items in immediately available funds in the Payment Account and Lender shall be deemed to have received such Payment Item on the date specified in Section 4.6 hereof.

         2.4.     Reimbursement of Expenses.

                  2.4.1. Borrower shall reimburse Lender for all legal, accounting, appraisal and other fees and expenses incurred by Lender in connection with (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Lender's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to Borrower's books and records or any of the Collateral;
(v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Lender's Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement or any rights or remedies of Lender in any Insolvency Proceeding; and (viii) any other action taken by Lender to enforce any of the rights or remedies of Lender against any Obligor or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrower under this Section
2.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable on demand to Lender. Borrower shall also reimburse Lender for reasonable and actual expenses incurred by Lender in its administration of any of the Collateral to the extent and in the manner provided in Section 7 hereof or in any of the other Loan Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Loan Documents regarding the reimbursement by Borrower of costs, expenses or liabilities suffered or incurred by Lender.

                  2.4.2. If at any time Lender shall agree to indemnify any Person (including Bank) against losses or damages that such Person may suffer or incur in its dealings or transactions with Borrower, or shall guarantee any liability or obligation of Borrower to such Person, or otherwise shall provide assurances of Borrower's payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Lender with respect to Cash Management Agreements, Interest Rate Contracts or Letters of Credit, then the Contingent Obligation of Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrower shall repay, on demand, any amount so paid or any liability incurred by Lender in connection with any such indemnity, guaranty or assurance, except that repayment with respect to any LC Support shall be due on the Reimbursement Date as provided in Section 1.3.1(iii). Nothing herein shall be construed to impose upon Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in Section 1.3 hereof. The foregoing agreement of Borrower shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of Borrower's knowledge of the existence thereof, and shall be in addition to any of the provision of the Loan Documents regarding reimbursement by Borrower of costs, expenses or liabilities suffered or incurred by Lender.

         2.5. Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution (including any fees paid by Lender to any Participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of proceeds of Revolver Loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any Payment Item received or delivered to Lender on account of the Obligations. Borrower acknowledges and agrees that Lender may charge such costs, fees and expenses to Borrower based upon Lender's good faith estimate of such costs, fees and expenses as they are incurred by Lender.

         2.6. Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of Lender in such market, then after such determination Lender shall give Borrower notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by Lender, whereupon any request by a Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans made by Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.6 insofar as Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be automatically converted to Base Rate Loans as of the date of Borrower's receipt of the aforesaid notice from Lender.

         2.7. Increased Costs. If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) Lender shall be subject after the date hereof to any Taxes, duty or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income or gross receipts of Lender imposed by the jurisdiction in which Lender's principal executive office is located); or

                  (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on Lender or the London interbank market;


and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by Lender, then Lender shall, promptly after determining the existence or amount of any such increased costs for which Lender seeks payment hereunder, give Borrower notice thereof and Borrower shall from time to time, upon written notice from and demand by Lender, pay to Lender, within five (5) Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Lender against such increased costs. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

         If, at any time, because of the circumstances described hereinabove in this Section 2.7 or any other circumstances arising after the date of this Agreement affecting Lender or the London interbank market or

Lender's or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Lender, will not adequately and fairly reflect the cost to Lender of funding LIBOR Loans, then, and in any such event:

                  (i) Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such event;

                  (ii) Borrower's right to request and Lender's obligation to make LIBOR Loans shall be immediately suspended and Borrower's right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                  (iii) Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

         For purposes of this Section 2.7, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

         2.8. Capital Adequacy.  If Lender determines that after the date hereof
(a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender's commitment to make the Revolver Loans pursuant hereto by any amount deemed by Lender to be material:

                  (i) Lender shall promptly give notice of its determination of such occurrence to Borrower; and

                  (ii) Borrower shall pay to Lender as an additional fee from time to time, within 5 Business Days after demand by Lender, such amount as Lender certifies to be the amount reasonably calculated to compensate Lender for such reduction.

         A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender (including the basis for Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.8 all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

         2.9. Funding Losses. If for any reason (other than due to a default by Lender or as a result of Lender's refusal to honor a LIBOR Loan request due to circumstances described in Section 2.6 or Section 2.7 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to Section 2.1.2 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrower defaults in its obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrower shall pay to Lender, within 10 days after Lender's demand therefor, an amount (if a positive number) computed pursuant to the following formula:

                  L =      (R - T) x P x D
                           ---------------
                           360
                  where
                   L =     amount payable
                   R =     interest rate applicable to the LIBOR Loan unborrowed
                           or prepaid
                   T =      effective  interest  rate per  annum at which  any
                           readily marketable bond or other obligations of the United States, selected at Lender's sole discretion, maturing on or nearest the last day of the then applicable or requested Interest Period for such LIBOR Loan and in approximately the same amount as such LIBOR Loan, can be purchased by Lender on the day of such payment of principal or failure to borrow
                    P =    the amount of  principal  paid or the amount of the
                           LIBOR Loan requested or to have been continued or converted
                    D =    the number of days remaining in the Interest Period
                           as of the date of such prepayment or the number of days in the requested Interest Period

Borrower shall pay such amount upon presentation by Lender of a statement setting forth the amount and Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this Section 2.9, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

         2.10. Maximum Interest. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned Interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.1.1 of this Agreement and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all Interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section 2.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.10.

SECTION 3.        LOAN  ADMINISTRATION

         3.1. Manner of Borrowing and Funding Loans. Borrowings under the Revolver Commitment established pursuant to Section 1.1 hereof shall be made and funded as follows:

                  3.1.1.   Notice of Borrowing.
                           -------------------

                  (i)  Whenever  Borrower  desires  to  make a  Borrowing  under
         Section 1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.2), Borrower shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of Exhibit B annexed hereto and signed by an authorized officer of Borrower. Such Notice of Borrowing shall be given by Borrower no later than 11:00 a.m. at the office of Lender designated by Lender from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 4 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. The Revolver Loans made by Lender on the Closing Date shall each be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrower to which the proceeds of such Borrowing are to be disbursed. Borrower may not request any LIBOR Loans if a Default or Event of Default exists.

                  (ii) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents with respect to the Obligations (whether as principal, accrued interest, fees or other charges), including the repayment of any LC Outstandings, shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Lender shall have no obligation to Borrower to honor any deemed request for a Revolver Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom, or when any condition precedent set forth in Section 10 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

                  (iii) If Borrower elects to establish a Controlled Disbursement Account with Bank or any Affiliate of Bank, then the presentation for payment by Bank of any check or other item of payment drawn on the Controlled Disbursement Account at a time when there are insufficient funds in such account to cover such check shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in any amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolver Loans may be disbursed to the Controlled Disbursement Account and shall bear interest as Base Rate Loans. Lender shall have no obligation to honor any deemed request for a Revolver Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in Section 10 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

                  (iv) As an accommodation to Borrower, Lender may permit telephonic requests for Borrowings and electronic transmittal of instructions,  authorizations,  agreements  or  reports  to  Lender  by
         Borrower; provided, however, that Borrower shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Lender by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                 3.1.2. Disbursement Authorization. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested, or deemed to be requested pursuant to Section 3.1.1, as follows: (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Lender in accordance with the terms of the written disbursement letter from Borrower in the case of the initial Borrowing and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligations.

         3.2.     Special Provisions Governing LIBOR Loans.

                  3.2.1. Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time to exceed 3.

                  3.2.2. Minimum Amounts. Each election of LIBOR Loans pursuant to Section 3.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to Section 2.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

                  3.2.3. LIBOR Lending Office. Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by Lender). Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

                  3.2.4. Conditions to LIBOR Loans. In no event shall Borrower be entitled to request that a Revolver Loan be made or continued as or converted into a LIBOR Loan unless at the time of the delivery by Borrower to Lender of a Notice of Borrowing or Notice of Conversion/Continuation relative to any such request each of the LIBOR Loan Conditions is satisfied.

         3.3. All Revolver Loans to Constitute One Obligation. The Revolver Loans shall constitute one general Obligation of Borrower and (unless otherwise expressly provided in any Security Document) shall be secured by Lender's Lien upon all of the Collateral.

SECTION 4.        PAYMENTS

         4.1. General Payment Provisions. All payments (including all prepayments) of principal of and interest on the Revolver Loans, LC Outstandings and other Obligations that are payable to Lender shall be made to Lender in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day).

         4.2.     Repayment of Revolver Loans.

                  4.2.1. Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

                  (i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrower to Lender, unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Lender or Borrower of any proceeds of any Accounts or Inventory, to the extent of such proceeds, and (b) the Commitment Termination Date.

                  (ii) Any portion of the Revolver Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrower to Lender unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date. In no event shall Borrower be authorized to make a voluntary prepayment with respect to any Revolver Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Lender or Borrower is otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrower pays to Lender concurrently with any prepayment of a LIBOR Loan, any amount due Lender under Section 2.9 hereof as a consequence of such prepayment.

                  (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrower shall, on the sooner to occur of Lender's demand or the first Business Day after Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrower shall immediately either (a) deposit with Lender for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, to be held by Lender as Cash Collateral, subject to Lender's Lien thereon and rights of offset with respect thereto, or (b) pay the Revolver Loans outstanding as LIBOR Loans to the extent necessary to eliminate such Out-of-Formula
         Condition  and also  pay to  Lender  any and all  amounts  required  by
         Section 2.9 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.

                  4.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR

Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan. Accrued interest shall also be paid by Borrower on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

         4.3.     Reserved.

         4.4. Payment of Other Obligations. The balance of the Obligations requiring the payment of money, including the LC Outstandings and Extraordinary Expenses incurred by Lender, shall be repaid by Borrower to Lender as and when provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

         4.5. Marshaling; Payments Set Aside. Lender shall be under no obligation to marshal any assets in favor of Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments or Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Lender, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section
4.5 shall survive any termination of the Revolver Commitment and payment in full of the Obligations.

         4.6. Application of Payments and Collateral Proceeds. All Payment Items received by Lender by 12:00 noon, Hartford, Connecticut time, on any Business Day shall be deemed received on that Business Day. All Payment Items received after 12:00 noon, Hartford, Connecticut time, on any Business Day shall be deemed received on the following Business Day. Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of Lender's collection of proceeds of Accounts and other Collateral as authorized by Section 7.2.6 a credit balance exists, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

         4.7.     Loan Account; Account Stated.

                  4.7.1 Loan Account. Lender shall establish an account on its books (the "Loan Account") and shall enter all Revolver Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

                  4.7.2 Statements of Account. Lender will account to Borrower monthly with a statement of Revolver Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days after the date each accounting is deemed to have been sent pursuant to Section 12.10. Such notice shall only be deemed an objection to those items specifically objected to therein.

         4.8. Gross Up for Taxes. If Borrower shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) the sum payable to Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

SECTION 5.        TERM AND TERMINATION OF COMMITMENT

         5.1. Original Term of Revolver Commitment. Subject to Lender's right to cease making Revolver Loans and other extensions of credit to Borrower when any Default or Event of Default exists or upon termination of the Revolver Commitment as provided in Section 5.2 hereof, the Revolver Commitment shall be in effect for a period of 3 years from the date hereof through the close of business on May 30, 2004 (the "Original Term"), and shall automatically renew for one-year periods thereafter (each a "Renewal Term"), unless terminated as provided in Section 5.2 hereof.

         5.2.     Termination.

                  5.2.1. Termination by Lender. Lender may terminate the Revolver Commitment upon at least 90 days prior written notice to Borrower as of the last day of the Original Term or any applicable Renewal Term and without notice upon or after the occurrence and during the continuation of an Event of Default; provided, however, that the Revolver Commitment shall automatically terminate as provided in Section 11.2 hereof.

                  5.2.2. Termination by Borrower. Upon at least 30 days prior written notice to Lender, Borrower may, at its option, terminate the Revolver Commitment; provided, however, no such termination by Borrower shall be effective until Borrower has satisfied all of the Obligations. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing. Borrower may elect to terminate the Revolver Commitment in its entirety only. No section of this Agreement or Type of Revolver Loan available hereunder or Commitment may be terminated by Borrower singly.

                  5.2.3. Termination Charges. On the effective date of termination of the Revolver Commitment pursuant to Section 5.2.2, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest, fees and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1.5% of the Average Revolver Loan Balance from the Closing Date to the effective date of termination if termination occurs during the first Loan Year; 1% of the Average Revolver Loan Balance for the 365-day period immediately preceding the effective date of termination if termination occurs during the second Loan Year; and .5% of the Average Revolver Loan Balance for the 365-day period immediately preceding the effective date of termination if termination occurs during the third Loan Year. In no event shall any termination charge be payable if the effective date of termination occurs on the last day of the Original Term or in any Renewal Term.

                  5.2.4. Effect of Termination. On the effective date of termination of the Revolver Commitment by Lender or by Borrower, all of the
Obligations shall be immediately due and payable and Lender shall have no obligation to make any Revolver Loans or to procure any Letters of Credit. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has satisfied the Obligations to Lender, in full, and Lender has received from Obligors a full release of Claims in form and substance satisfactory to Lender. For purposes of this Agreement, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Lender in same day funds and all Obligations that are at the time in question contingent (including, all LC Outstandings that exist by virtue of an outstanding Letter of

Credit) have been fully cash collateralized in favor and to the satisfaction of Lender or Lender has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Lender and providing for direct payment to Lender of all such contingent Obligations at the time they become fixed (including reimbursement of all sums paid by Lender under any LC Support). Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Lender may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Lender shall have received either (i) a written agreement, executed by Borrower and any Person deemed financially responsible by Lender whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. The provisions of Sections 2.4, 2.6, 4.5, 4.8 and this Section 5.2.4 and all obligations of Borrower to indemnify Lender pursuant to this Agreement or any of the other Loan Documents shall in all events survive any termination of the Revolver Commitment.

SECTION 6.        COLLATERAL

         6.1. Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all of the following personal
Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (i)  all  Accounts  Collateral,   including  all  Health  Care
         Insurance Receivables;

                  (ii) all Goods, including all Inventory and all Equipment;


                  (iii) all Instruments;

                  (iv) all Chattel Paper, including all Tangible Chattel Paper and all Electronic Chattel Paper;

                  (v) all Documents;

                  (vi)  all   General   Intangibles,   including   all   Payment
         Intangibles and all Software;

                  (vii) all Deposit Accounts (other than the Administrative, Priority and Convenience Claims Reserve;

                  (viii) all Investment Property (but excluding any portion thereof that constitutes Margin Stock, unless otherwise expressly provided in any Security Documents, or that constitutes Equity Interests in any Managed Care Subsidiary);

                  (ix) all Letter of Credit Rights;

                  (x) all monies now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender, including any Cash Collateral in the Cash Collateral Account;

                  (xi) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through
         (x) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any of the Collateral; and

                  (xii) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (xi) above.

         6.2. Lien on Deposit Accounts. As additional security for the payment and performance of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon, and hereby collaterally assigns to Lender, all of Borrower's right, title and interest in and to each Deposit Account of Borrower (other than the Administrative, Priority and Convenience Claims Reserve) and in and to any deposits or other sums at any time credited to each such Deposit Account (other than amounts deposited into the Administrative, Priority and Convenience Claims Reserve as and to the extent required by the Plans of Reorganization), including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Lender upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to Borrower (such notice being hereby expressly waived), all balances in each Deposit Account (other than amounts deposited into the Administrative, Priority and Convenience Claims Reserve as and to the extent required by the Plans of Reorganization) maintained by Borrower with such depository for application to the Obligations then outstanding, and the rights given Lender in this Section shall be cumulative with and in addition to Lender's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Lender by such bank or other depository after demand thereon is made by Lender pursuant hereto.

         6.3. Collateral Assignment of Leases. To further secure the prompt payment and performance of the Obligations, Borrower hereby grants, transfers and assigns to Lender, and hereby grants to Lender a security interest in and Lien upon all of Borrower's right, title and interest in, to and under all now or hereafter existing leases of real Property to which Borrower is a party, whether as lessor or lessee, and all extensions, renewals and modifications thereof, provided that such security interest and Lien shall not attach to any lease if and for so long as such attachment would result in a violation or breach of such lease.

         6.4. Other Collateral. In addition to the items of Property referred to in Section 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

         6.5. No Assumption of Liability. The security interest granted pursuant to this Agreement is granted as security only and shall not subject Lender to, or in any way alter or modify, any obligation of liability of Borrower with respect to or arising out of the Collateral.

         6.6. Lien Perfection; Further Assurances. Promptly after Lender's request therefor, Borrower shall execute or cause to be executed and deliver to Lender such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law (including any motor vehicle certificate of title act) to perfect (or continue the perfection of) Lender's Lien upon the Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

SECTION 7.        COLLATERAL ADMINISTRATION

         7.1.     General Provisions.

                  7.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrower at one or more of the business locations of Borrower set forth in
Schedule 7.1.1 hereto and shall not be moved therefrom, without the prior written approval of Lender, except that in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Borrower may (i) make sales or other dispositions of any Collateral to the extent authorized by Section 9.2.10 hereof and (ii) move Inventory or Equipment or any record relating to any Collateral to a location in the United States other than those shown on Schedule 7.1.1 hereto so long as Borrower has given Lender at least 15 days prior written notice of such new location and prior to moving any Inventory or Equipment to such location Borrower has executed and delivered to Lender UCC-1 financing statements and any other appropriate documentation to perfect or continue the perfection of Lender's Liens with respect to such Inventory or Equipment. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be permitted to keep, store or otherwise maintain any Collateral at any location (including any location described in Section 7.1.1) unless (i) Borrower is the owner of such location,
(ii) Borrower leases such location and uses its best efforts to cause the landlord to execute in favor of Lender a Landlord Waiver, or (iii) the Collateral consists of Inventory placed with a warehouseman, bailee or a processor, Lender has received from such warehouseman, bailee or processor an acceptable Lien waiver agreement and an appropriate UCC-1 financing statement has been filed with the appropriate Governmental Authority in the jurisdiction where such warehouseman, bailee or processor is located in order to perfect, or to maintain the uninterrupted perfection of Lender's security interest in such Inventory.

                  7.1.2. Insurance of Collateral; Condemnation Proceeds. Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Schedule 7.1.2 describes all insurance of Borrower in effect on the date hereof. All proceeds payable under each such policy in excess of $200,000 shall be payable to Lender for application to the Obligations. Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender's loss payable endorsements reasonably satisfactory to Lender naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Lender agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Lender shall be authorized to settle, adjust and compromise such claims, Lender shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

                 7.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrower. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

                 7.1.4. Defense of Title to Collateral. Borrower shall at all times defend Borrower's title to the Collateral and Lender's Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

         7.2.     Administration of Accounts.

                 7.2.1. Records and Schedules of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall reasonably request a sales and collections report for the preceding period, in form satisfactory to Lender. Borrower shall also provide to Lender on or before the 30th day of each month, a detailed aged trial balance of all Healthcare Receivables existing as of the last day of the preceding month ("Schedule of Accounts"), and, upon Lender's request therefor, a copy of all documents, including repayment histories and present status reports relating to the Healthcare Receivables so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Healthcare Receivables in an aggregate face amount in excess of $100,000 cease to be Eligible Accounts in whole or in part, Borrower shall notify Lender of such occurrence promptly (and in any event within 2 Business Days) after Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Promptly upon request by Lender, Borrower shall deliver to Lender copies of invoices or invoice registers related to all of its Healthcare Receivables.

                 7.2.2. Discounts, Disputes and Returns. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $100,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. At any time an Event of Default exists, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrower.

                 7.2.3. Taxes. If an Account of Borrower includes a charge for any Taxes payable to any Governmental Authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by Borrower.

                 7.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Lender shall have the right, at any time, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

                 7.2.5. Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox or other arrangement with Bank that is acceptable to Lender. Borrower shall issue to Bank an irrevocable letter of instruction directing Bank to deposit all payments or other remittances with respect to Accounts received in the lockbox relating to the Dominion Account into the Dominion Account. Borrower shall enter into agreements, in form satisfactory to Lender, with Bank pursuant to which Bank shall immediately transfer to the Payment Account all monies deposited to the Dominion Account. All funds deposited in the Dominion Account shall be subject to Lender's Lien. Borrower shall obtain the agreement (in favor of and in form and content satisfactory to Lender) by Bank to waive any offset rights against the funds deposited into the Dominion Account, except offset rights in respect of charges incurred in the administration of the Dominion Account. Lender does not assume any responsibility to Borrower for such lockbox arrangements or Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by Bank thereunder. It is contemplated by Borrower and Lender that, subsequent to the Closing Date, Borrower will transfer all of its Deposit Accounts and system of cash management from existing financial institutions to Bank.

                 7.2.6. Collection of Accounts and Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of Borrower's Accounts for Lender. All Payment Items received by Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account, except that (i) Borrower may deposit Payment Items received in its retail stores in such stores' local Deposit Accounts, provided that all amounts in the local Deposit Accounts of such stores are transferred on a daily basis to a Dominion Account and (ii) unless a Default or Event of Default then exists, Borrower may retain $500 for each of its retail store locations. Lender retains the right at all times that a Default or an Event of Default exists to notify Account Debtors of Borrower that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge to Borrower the collection costs and expenses incurred by Lender, including reasonable attorneys' fees.

         7.3.     Administration of Inventory.

                 7.3.1. Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory and shall furnish Lender inventory reports respecting such Inventory in form and detail satisfactory to Lender at such times as Lender may request, but, so long as no Default or Event of Default exists, no more frequently than once each month. Borrower shall, at its own expense, conduct a physical inventory no less frequently than annually and periodic cycle counts consistent with Borrower's historical practices and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request. Lender may participate in and observe each physical count or inventory, which participation shall be at Borrower's expense any time that an Event of Default exists.

                 7.3.2. Returns of Inventory. Borrower shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of Borrower and such Person, (ii) no Default or Event of Default exists or would result therefrom, (iii) the return of such Inventory will not result in an Out-of-Formula Condition and (iv)any payments received by Borrower in connection with any such return are promptly turned over to Lender for application to the Obligations.

                 7.3.3. Acquisition of Inventory. Borrower shall not acquire or accept any Inventory on consignment or approval and will use its best efforts to ensure that all Inventory that is produced in the United States of America will be produced in accordance with the FLSA.

         7.4.     Administration of Equipment.

                 7.4.1. Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with Section 7.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Promptly after request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

                 7.4.2. Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive 12-month period, has a fair market value or book value, whichever is more, of $50,000 or less, in the case of Equipment that is situated at Borrower's place of business in Lawrenceville, Georgia or St. Cloud, Minnesota (or any location to which either of such locations of Borrower is transferred after prior written approval by Lender as provided in Section 7.1.1 hereof), and $250,000 or less, in the case of Equipment located at Host Locations or other retail locations of Borrower, provided that in each case all Net Proceeds thereof (other than those used to replace such Equipment within 90 days after such disposition) are remitted to Lender for application to the Obligations, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, or (iii) subleases of Equipment to independent eyecare professionals in the Ordinary Course of Business.

                  7.4.3 Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower shall ensure that the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

         7.5. Borrowing Base Certificates. On the Closing Date and on or before the 30th day after the end of each month after the Closing Date, Borrower shall deliver to Lender a Borrowing Base Certificate prepared as of the close of business of the previous period, and at such other times as Lender may reasonably request. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer to Lender, provided that Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve.

SECTION 8.        REPRESENTATIONS AND WARRANTIES

         8.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make available the Revolver Commitment, Borrower warrants and represents to Lender that:

                 8.1.1. Organization and Qualification. Each of Borrower and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on
Schedule 8.1.1 hereto and in all other states and jurisdictions in which the failure of Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

                 8.1.2. Corporate Power and Authority. Each of Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of Borrower or any Subsidiary; (ii) contravene Borrower's or any Subsidiary's Organization Documents; (iii) violate, or cause Borrower or any Subsidiary to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any Subsidiary; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Subsidiary is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any Subsidiary.

                 8.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.


                 8.1.4. Capital Structure. As of the date hereof, Schedule 8.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of organization and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of each of Borrower's corporate Affiliates and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of Borrower and each Subsidiary. Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Since the date of the financial statements of Borrower referred to in Section 8.1.9 hereof, Borrower has not made, or obligated itself to make, any Distribution. Except as provided in the Plans of Reorganization, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries. Except as set forth on Schedule 8.1.4 hereto, there are no outstanding agreements or instruments binding upon the holders of any Borrower's Equity Interests relating to the ownership of its Equity Interests.

                 8.1.5. Corporate Names. During the 5-year period preceding the date of this Agreement, neither Borrower nor any Subsidiary has been known as or used any corporate, fictitious or trade names except those listed on Schedule
8.1.5 hereto. Except as set forth on Schedule 8.1.5, neither Borrower nor any Subsidiary has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the 5-year period preceding the date of this Agreement.

                 8.1.6. Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of Borrower and each Subsidiary are as listed on Schedule 7.1.1 hereto. During the 5-year period preceding the date of this Agreement, neither Borrower nor any Subsidiary has had an office, place of business or agent for service of process other than as listed on Schedule 7.1.1. Except as shown on Schedule 7.1.1 on the date hereof, no Inventory of Borrower or any Subsidiary is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

                 8.1.7. Title to Properties; Priority of Liens. Borrower and each Subsidiary has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold or license interests in, all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in Section 8.1.9 or delivered pursuant to Section 9.1.3, in each case free and clear of all Liens except Permitted Liens. Borrower has paid or discharged, and has caused each Subsidiary to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of Borrower or such Subsidiary that is not a Permitted Lien. The Liens granted to Lender pursuant to this Agreement and the other Security Documents are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Lender.

                 8.1.8. Accounts. Lender may rely, in determining which Healthcare Receivables are Eligible Accounts, on all statements and representations made by Borrower with respect to any Healthcare Receivable.

Unless otherwise indicated in writing to Lender, with respect to each Account that is Healthcare Receivable, Borrower warrants that:

                  (i) all information relating to such Account that has been delivered to Lender is true and correct in all material respects. With respect to each such Account that has been billed, Borrower has delivered to the Third Party Payor all requested supporting claim documents and all information set forth in the bill and supporting claim documents is true, complete and correct in all material respects;

                  (ii) such Account is (a) payable in an amount not less than its Net Realizable Value by the Third Party Payor identified by Borrower as the payor thereon and is recognized as such by such Third Party Payor and (b) the legally enforceable obligation of such Third Party Payor. There is no payor on such Account other than the Third Party Payor identified by Borrower as the payor primarily liable on such Account;

                  (iii) no such Account (a) requires the approval of any Person for the grant of a Lien in such Account to Lender hereunder or (b) is past the statutory limit for collection applicable to the Third Party Payor;

                  (iv) the services constituting the basis of such Account (a) were fully covered by the insurance policy or Provider Agreement obligating the applicable Third Party Payor to make payment with respect to such Account (and Borrower has verified such determination) and (b) the patient received such services in the ordinary course of such Borrower's business;

                  (v) the fees and charges charged by Borrower for the services constituting the basis for such Account were when rendered consistent with (a) the usual, customary and reasonable fees charged by Borrower or (b) negotiated fee contracts with, or imposed fee schedules from, the applicable Third Party Payor;

                  (vi) the Third Party Payor with respect to such Account is located in the United States and is (a) a Person which in the Ordinary Course of Business agrees to pay for healthcare services received by individuals, including commercial insurance companies and non-profit insurance companies issuing health or other types of insurance, employers or unions, self-insured healthcare organizations, preferred provider organizations and health insured, prepaid maintenance organizations, (b) a state, an agency or instrumentality of a state or a political subdivision of a state or (c) the United States or an agency or instrumentality of the United States;

                  (vii) the insurance policy or Provider Agreement obligating a Third Party Payor to make payment (a) does not prohibit the transfer of such payment obligation from the customer to Borrower and (b) is and was in full force and effect and applicable to the patient at the time the services constituting the basis for such Account were performed;

                  (viii) if requested by Lender, a copy of each related Provider Agreement to which Borrower is a party has been delivered to Lender unless any such delivery is prohibited by the terms of the Provider Agreement or by Applicable Law;

                  (ix) if such Account has not been billed, the services giving rise to such Account have been properly recorded in Borrower's accounting system;

                  (x) such Account has been (or if unbilled, will be) billed after the date the services or goods giving rise to such Account were rendered or provided, as applicable, and each bill contains an express direction requiring the Third Party Payor to remit payments to the Dominion Account; and

                  (xi) neither such Account nor the related Provider Agreement contravenes any Applicable Laws applicable thereto and Borrower is not in violation of any such Applicable Law.

                 8.1.9. Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of December 30, 2000, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since December 30, 2000, there has been no material adverse change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date except for the losses suffered during such period by Midwest, New West, FNL and their respective subsidiaries and non-recurring charges relating to the Chapter 11 Cases, none of which transactions or charges, individually or in the aggregate, has been materially adverse.

                  8.1.10. Full Disclosure. The financial statements referred to in Section 8.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which Borrower has failed to disclose to Lender in writing that may reasonably be expected to have a Material Adverse Effect.

                  8.1.11. Solvent Financial Condition. After giving effect to the consummation of the Plans of Reorganization, each of Borrower and its Subsidiaries is now Solvent and, after giving effect to the Revolver Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Loan Documents, Borrower and each of its Subsidiaries will be Solvent.

                  8.1.12.  Surety  Obligations.  Except as set forth on Schedule
8.1.12 hereto on the date hereof, neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  8.1.13. Taxes. The FEIN of each of Borrower and the Subsidiaries is as shown on Schedule 8.1.13 hereto. Borrower and each Subsidiary has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrower and each Subsidiary are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

                  8.1.14. Brokers. There are no claims against Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

                  8.1.15. Intellectual Property. Borrower and its Subsidiaries each owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to, or pending (or, to Borrower's knowledge, threatened) Intellectual Property Claim with respect to, Borrower's or any Subsidiary's right to use any such Intellectual Property and Borrower is not aware of any grounds for challenge or objection thereto; and, except as may be disclosed on Schedule 8.1.15, neither Borrower nor any Subsidiary pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Schedule 8.1.15 hereto, to the extent they are registered under any Applicable Law or are otherwise material to Borrower's or any Subsidiary's business.

                  8.1.16. Governmental Approvals. Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  8.1.17. Compliance with Laws. Each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect), including all Healthcare Laws. No Inventory has been produced in violation of the FLSA. Without limiting the generality of the foregoing, except to the extent that any failure of Borrower or any of its Subsidiaries to comply with an Applicable Law could not reasonably be expected to have a Material Adverse Effect:

                  (i) neither Borrower nor any of the Subsidiaries is engaged in or has engaged in any course of conduct that could subject any of their respective Properties to any Lien, seizure or other forfeiture under any criminal law, racketeer-influenced and corrupt organizations law, civil or criminal, or other similar laws; and

                  (ii) neither Borrower nor any of the Subsidiaries has engaged in any activities that are prohibited under any Medicaid Regulations or Medicare Regulations, or any related state or local statutes or regulations, or which are prohibited by binding rules of professional conduct, including the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another Person, with intent to secure such benefit or payment fraudulently; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay such remuneration (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by or pursuant to any Medicare Regulations, any Medicaid Regulations or any other Applicable Law (including any Anti-Kickback Statutes) relating to Third Party Payors or (2) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by or pursuant to any Medicare Regulations, Medicaid Regulations or other Applicable Law relating to Third Party Payors.

                  8.1.18. Burdensome Contracts. Neither Borrower nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Neither Borrower nor any of the Subsidiaries is a party or subject to any Restrictive Agreements, except as set forth on Schedule 8.1.18 hereto, none of which prohibit the execution or delivery of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the Loan Documents to which it is a party, in accordance with the terms of such Loan Documents.

                  8.1.19. Litigation. Except as set forth on Schedule 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened on the date hereof against or affecting Borrower or any of the Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of the Subsidiaries, (i) which relate to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, neither Borrower nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

                  8.1.20. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of the Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, in the payment of any Debt of Borrower or a Subsidiary to any Person for Money Borrowed or under or in the performance, observance or fulfillment of any of Borrower's or such Subsidiary's obligations or covenants in any Material Contract which, if not remedied within any applicable grace period, could result in the revocation, cancellation or suspension of the Medicaid Certification or Medicare Certification of Borrower or such Subsidiary. Neither Borrower nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any of Borrower's or any such Subsidiary's obligations or covenants in any Medicaid Provider Agreement, Medicare Provider Agreement, material Private Provider Agreement or other agreement or instrument to which Borrower or any such Subsidiary is a party, which default, if not remedied within any applicable grace period, could result in the revocation, termination, cancellation or suspension of the Medicaid Certification or Medicare Certification or the termination or cancellation of any material Private Provider Agreement.

                  8.1.21. Leases. Schedule 8.1.21 hereto is a complete listing of each capitalized and operating lease of Borrower and its Subsidiaries on the date hereof that constitutes a Material Contract. Each of Borrower and its Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and there is no basis upon which the lessors under any such leases could terminate same or declare Borrower or any of its Subsidiaries in default thereunder.

                  8.1.22. Pension Plans. Except as disclosed on Schedule 8.1.22 hereto, neither Borrower nor any of the Subsidiaries has any Plan on the date hereof. Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a Material Adverse Effect exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan in excess of $250,000 individually or in the aggregate.

                  8.1.23. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  8.1.24.  Labor  Relations.  Except as  described  on  Schedule
8.1.24 hereto, neither Borrower nor any of the Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any Subsidiary's employees, or to Borrower's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                  8.1.25. Not a Regulated Entity. No Obligor is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

                  8.1.26. Margin Stock. Neither Borrower nor any of the Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  8.1.27. Disclosure tatement. All factual statements contained in the Disclosure Statement are true and correct in all material respects.

                  8.1.28. Reimbursement from Third Party Payors. The Accounts have been and will continue to be adjusted to reflect reimbursement policies of Third Party Payors. In particular, Accounts relating to such Third Party Payors do not and will not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjudgment or limitation to its usual charges.

                  8.1.29. Licensing, Accreditation and Other Governmental Approvals. Except to the extent that the failure to have or maintain the same is not reasonably likely to have a Material Adverse Effect, Borrower and each of the Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it. Except to the extent that the same is not reasonably likely to have a Material Adverse Effect, Borrower and each of the Subsidiaries has, to the extent applicable: (i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses; (iii) to the extent prudent and customary in the industry in which such Person is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) obtained and maintains Medicaid Certification and Medicare Certification; and (v) entered into and maintains in good standing such Person's Medicare Provider Agreement and Medicaid Provider Agreement.

         8.2. Reaffirmation of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by Borrower on each day that any Obligations are outstanding or that Borrower requests or is deemed to have requested an extension of credit hereunder, except for changes in the nature of Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Lender has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

         8.3. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.        COVENANTS AND CONTINUING AGREEMENTS

         9.1. Affirmative Covenants. For so long as there are any Revolver Commitment outstanding, and thereafter until payment in full of the Obligations, Borrower covenants that, unless Lender has otherwise consented in writing, it shall and shall cause each Subsidiary to:

                  9.1.1. Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to Borrower, to visit and inspect the Properties of Borrower and each Subsidiary, inspect, audit and make extracts from Borrower's and each Subsidiary's books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each Subsidiary's business, financial condition, business prospects and results of operations. Lender shall not have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

                  9.1.2. Notices. Notify Lender in writing, promptly after Borrower's obtaining knowledge thereof, (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claims asserted in such litigation are considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Obligor, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(iii) of any material default by any Obligor under, or termination of, any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $250,000; (iv) of the existence of any Default or Event of Default;
(v) of any default by any Person under any note or other evidence of Debt payable to an Obligor in an amount exceeding $250,000; (vi) of any judgment against any Obligor in an amount exceeding $250,000; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by Borrower of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any material Environmental Release by an Obligor or on any Property owned or occupied by an Obligor that is in violation of Applicable Law; (x) of the discharge of Borrower's independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity; (xi) of the termination or expiration of any of the Host License Agreements, or assertion by any of the Host Licensors of the occurrence of a breach or default by Borrower under the Host License Agreement to which such Host Licensor is a party; and
(xii) any notice received by an Obligor from HHS, HCFA or any other federal or state agency relating to the suspension or termination of an Obligor's participation in the Medicare or Medicaid program or of payments to such Obligor thereunder. In addition, Borrower shall give Lender at least 15 days' prior written notice of any Obligor's opening of any new office or place of business.

                  9.1.3. Financial and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all of its financial transactions; and cause to be prepared and to be furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein, such change is disclosed to Lender and is consistent with GAAP and, if required by Lender, the financial covenants set forth in Section 9.3 are amended in a manner requested by Lender to take into account the effects of such change):

                  (i) as soon as available, and in any event within 90 days after the close of each Fiscal Year, unqualified audited balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a Consolidated and consolidating basis, certified without material qualification by a firm of independent certified public accountants of recognized national standing selected by Borrower but reasonably acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs), and commencing with the Fiscal Year ending January 4, 2003 setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year;

                  (ii) as soon as available, and in any event within 30 days (or 45 days in the case of the third, sixth, ninth and twelfth Reporting Periods of each Fiscal Year) after the end of each Reporting Period hereafter, including the last Reporting Period of Borrower's Fiscal Year, unaudited balance sheets of Borrower and its Subsidiaries as of the end of such Reporting Period and the related unaudited Consolidated statements of income and cash flow for such Reporting Period and for the portion of Borrower's Fiscal Year then elapsed, on a Consolidated and consolidating basis, commencing with the

         Fiscal Year ending January 4, 2003 setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such Reporting Period and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) not later than 15 days after each Reporting Period, a listing of all of Borrower's trade payables as of the last Business Day of such Reporting Period, specifying the name of and balance due each trade creditor, and, at Lender's request, detailed trade payable agings for each Reporting Period in form acceptable to Lender; and

                  (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange.

         Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3, Borrower shall deliver to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1.3, or more frequently if requested by Lender during any period that a Default or Event of Default exists, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate executed by the chief financial officer of Borrower.

                  Promptly after the sending or filing thereof, Borrower shall also provide to Lender copies of any annual report to be filed in accordance with ERISA in connection with each Plan and such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

                  9.1.4. Landlord and Storage Agreements. Provide Lender with copies of all existing agreements, and promptly after execution thereof provide Lender with copies of all future agreements, between Borrower and any landlord, warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be kept.

                   9.1.5. Projections. No later than 30 days after the end of each Fiscal Year of Borrower, deliver to Lender the Projections of Borrower for the forthcoming Fiscal Year, Reporting Period by Reporting Period.

                  9.1.6.   Taxes.   Pay  and  discharge  all Taxes  prior to the
date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

                  9.1.7. Compliance with Laws. Comply with all Applicable Law, including ERISA, all Healthcare Laws, all Environmental Laws, FLSA, OHSA and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of Borrower or any Subsidiary, Borrower shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate and report to Lender and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

                  9.1.8. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain with financially sound and reputable insurers, (i) insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, workers' compensation, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business of Borrower or such Subsidiary and (ii) business interruption insurance in an amount not less than projected EBITDA for a period of at least 6 months.

                  9.1.9 Minimum Availability. Maintain at all times Availability of at least $1,500,000.

                  9.1.10 Payment of Claims. Pay, and cause the Subsidiaries to pay, on the Effective Date all amounts required to be paid by Borrower or such Subsidiaries on the Effective Date pursuant to the Plans of Reorganization.

                  9.1.11. Opening Balance Sheet. On or before August 15, 2001, deliver, or cause Borrower's independent certified public accountants to deliver, to Lender the opening Consolidated balance sheet of Borrower and its Subsidiaries as of the Effective Date, along with a standard review report by such independent certified public accountants, which comports with the principles of "fresh start" accounting and which review shall have been conducted in accordance with AICPA Statement of Auditing Standards Number 71.

                  9.1.12.  Post-Closing Obligations. On or before June 30, 2001:

                  (i) exercise a good faith effort to deliver to Lender a duly executed amendment to the Wal-Mart Agreement memorializing the terms set forth in the letter of intent dated May 14, 2001 between Borrower and Wal-Mart; and

                  (ii) deliver to Lender good standing certificates for Borrower issued by the Secretary of State or other appropriate official of each jurisdiction denoted with an asterisk on Schedule 8.1.1 hereof.

         9.2. Negative Covenants. For so long as there are any Revolver Commitment outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless Lender has otherwise consented in writing, it shall not and shall not permit any Subsidiary to:

                  9.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, except for mergers or consolidations of any Subsidiary with another Subsidiary or with Borrower or the liquidation or dissolution of any Subsidiary into Borrower or another Subsidiary; change Borrower's name or conduct business under any new fictitious name; or change Borrower's FEIN.

                  9.2.2. Loans. Make any loans or other advances of money to any Person except as follows:

                  (i) to an officer or employee of Borrower or a Subsidiary for salary, travel advances, advances against commissions and other similar advances in the Ordinary Course of Business;

                  (ii) to independent eyecare professionals located in Host Locations occupied under the Fred Meyer Agreement in the Ordinary Course of Business, which loans or other advances are in the amount of the services rendered by such professionals to Borrower's customers and are repaid by such professionals to Borrower as the result of the collection by Borrower of such sums from such customers (or Third Party Payors) on behalf of such professionals; and

                  (iii) to any Subsidiary to the extent that (a) the amount of such loans and other advances, when combined with the aggregate outstanding amount of all other such loans or advances and contributions by Borrower to the equity of any or all of the Subsidiaries from and after the Closing Date, do not at any time exceed a total amount, less reimbursements to Borrower, of $1,000,000, (b) no Default or Event of Default exists at the time of, or immediately after, the making of each such loan or other advance, (c) Borrower pledges to Lender each promissory note evidencing the amount of any such loan or other advance as security for the Obligations pursuant to a note pledge agreement in form and substance acceptable to Lender and
         (d) in no event shall Borrower make any loans or other advances of money to any Subsidiary that is subject to the Subsidiaries' Plan of Reorganization until the "Effective Date" under (and as defined in) the Subsidiaries' Plan of Reorganization has occurred (but the provisions of clauses (a) through (d) above shall not apply to any loan or advance by any Managed Care Subsidiary to another Managed Care Subsidiary).

                  9.2.3. Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt, except:

                    (i)    the Obligations;

                   (ii)    Subordinated Debt existing on the Closing Date;

                  (iii) accounts payable by Borrower or a Subsidiary to trade creditors that are not aged more than 90 days from billing date or more than 30 days from the due date, in each case incurred in the Ordinary Course of Business and paid within such time period, unless the same are being Properly Contested;

                  (iv) obligations to pay Rentals permitted by Section 9.2.14;

                  (v) Permitted Purchase Money Debt;

                  (vi) Debt for accrued payroll, Taxes and other operating expenses (other than for Money Borrowed) incurred in the Ordinary Course of Business of Borrower or such Subsidiary, including Cash Management Obligations, in each case so long as payment thereof is not past due and payable unless, in the case of Taxes, such Taxes are being Properly Contested;

                  (vii) Debt for Money Borrowed by Borrower, but only to the extent that such Debt is outstanding on the date of this Agreement and is not to be satisfied on or about the Closing Date from the proceeds of the initial Revolver Loans;

                  (viii) Permitted Contingent Obligations;

                  (ix) Debt not included in any of the preceding paragraphs of this Section 9.2.3 which is not secured by a Lien (unless such Lien is a Permitted Lien) and does not exceed at any time, in the aggregate, the sum of $250,000 as to Borrower and all of its Subsidiaries;

                  (x) Debt of any Subsidiary to another Subsidiary or, subject to the limitations set forth in Section 9.2.2 hereof, to Borrower;

                  (xi) Debt owing by Borrower under the New Senior Notes;

                  (xii) Debt of Borrower to FIFC in the original principal amount of $893,087.24 incurred to finance insurance premiums, but only to the extent that such Debt is outstanding on the date of this Agreement and is not to be satisfied on or about the Closing Date from the proceeds of the initial Revolver Loans; and

                  (xiii) Refinancing Debt so long as each of the Refinancing Conditions is met.

                  9.2.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except: (i) the transactions contemplated by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to Borrower or its Subsidiaries; (iii) payment of customary directors' fees and indemnities; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Lender prior to the Closing Date; and (v) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Lender and are no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

                  9.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

                  (i) Liens at any time granted in favor of Lender;

                  (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

                  (iii) statutory Liens  (excluding any Lien imposed pursuant to any of the provisions of ERISA but including any carrier's, warehouseman's, mechanic's, landlord's, materialman's and other similar Liens) arising in the Ordinary Course of Business of Borrower or a Subsidiary, but only if and for so long as (x) payment in respect of any such Lien is not at the time required or the Debt secured by any such Liens is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of Borrower or such Subsidiary and do not materially impair the use thereof in the operation of Borrower's or such Subsidiary's business;

                  (iv) Purchase Money Liens securing Permitted Purchase Money Debt (including Capitalized Lease Obligations);

                  (v) Liens securing Debt of a Subsidiary of Borrower to Borrower or to another such Subsidiary;

                  (vi) Liens arising by virtue of the rendition, entry or issuance against Borrower or any Subsidiary, or any Property of Borrower or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (a) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to any Liens in favor of Lender;

                  (vii) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Lender;

                  (viii) easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of Borrower or a Subsidiary that do not secure any monetary obligation and do not interfere with the ordinary conduct of the business of Borrower or such Subsidiary;

                  (ix) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collection bank arising under the UCC on Payment Items in the course of collection;

                    (x) Liens in existence immediately prior to the Closing Date that are satisfied in full and released on the Closing Date as a result of the application of Borrower's cash on hand at the Closing Date or the proceeds of Revolver Loans to be made on the Closing Date;

                   (xi) Liens securing Debt of Borrower under the New Senior Notes that are subordinate to the Liens of Lender pursuant to the terms of the New Notes Indenture, as in effect on the date hereof, and the New Senior Notes, as in effect on the date hereof;

                  (xii) such other Liens as appear on Schedule 9.2.5 hereto, to the extent provided therein;

                  (xiii) such other Liens as Lender in its sole discretion may hereafter approve in writing;

                  (xiv) Liens on the Property of any Managed Care Subsidiary pursuant to the applicable rules and regulations of, or understandings made to, any regulatory entity having jurisdiction and authority over such Managed Care Subsidiary; and

                   (xv) Liens upon all return premiums, dividend payments and loss payments which reduce unearned premiums securing the Debt of Borrower to FIFC described in Section 9.2.3(xii) hereof, subject at all times, however, to the Liens of Lender therein.

The foregoing negative pledge shall not apply to any Margin Stock to the extent that the application of such negative pledge to such Margin Stock would require filings or other actions by Lender under such regulations or otherwise result in a violation of such regulations.

                  9.2.6. Subordinated Debt Make any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto; or amend or modify the terms of any agreement applicable to any Subordinated Debt, other than to extend the time of payment thereof or to reduce the rate of interest payable in connection therewith. To the extent that any payment is permitted to be made with respect to any Subordinated Debt pursuant to the provisions of the subordination agreement relative thereto, as a condition precedent to Borrower's authorization make any such payment, Borrower shall provide to Lender, not less than 5 Business Days prior to the scheduled payment, a certificate from a Senior Officer of Borrower stating that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment (both with and without giving effect to the making of such payment), and specifying the amount of principal and interest to be paid.

                  9.2.7. Distributions. Declare or make any Distributions, except for Upstream Payments.

                  9.2.8. Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary (other than a Managed Care Subsidiary) to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Loan Documents and (ii) existing under Applicable Law.

                  9.2.9. Capital Expenditures. Make Capital Expenditures (including expenditures by way of capitalized leases) which, in the aggregate, as to Borrower and its Subsidiaries, exceed $3,500,000 during the period from the date of this Agreement through December 29, 2001 or exceed $5,500,000 or during any Fiscal Year after December 29, 2001.

                  9.2.10. Disposition of Assets. Sell, assign, lease, consign or otherwise dispose of any of its Properties or any interest therein, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business for so long as no Event of Default exists hereunder, (ii) dispositions of Equipment to the extent authorized by Section 7.4.2 hereof, (iii) a transfer of Property to Borrower or another Subsidiary by a Subsidiary, (iv) non-exclusive licenses of technology and other Intellectual Property by and among Borrower and any of its Subsidiaries, (v) any other dispositions not otherwise permitted hereunder which are made for fair market value, provided that (a) at the time of any such disposition no Event of Default shall exist or result from such disposition, (b) the Value of all Property so sold by Borrower and its Subsidiaries in the aggregate shall not exceed $100,000 and (c) the cash portion of the Net Proceeds resulting from any such disposition promptly shall be remitted by Borrower to Lender for application to the Obligations and the non-cash portion of any such Net Proceeds promptly shall be pledged to Lender as security for the Obligations pursuant to a note pledge agreement in form and substance acceptable to Lender,
(vi) subleases of real Property and Equipment in the Ordinary Course of Business to independent eyecare professionals, (vii) sales or other dispositions of the stock or Property of ProCare Eye Exam, Inc., provided that the non-cash portion of the Net Proceeds resulting from any such disposition promptly shall be pledged to Lender pursuant to a note pledge agreement in form and substance acceptable to Lender and any security agreement given by the purchaser as security for its obligations under such promissory note shall be collaterally assigned to Lender pursuant to a written agreement in form and substance acceptable to Lender, in each case as security for the Obligations, and (viii) other dispositions expressly authorized by other provisions of the Loan Documents.

                  9.2.11. Subsidiaries. Form or acquire any Subsidiary after the Closing Date or permit any existing Subsidiary to issue any additional Equity Interests to any Person other than Borrower or another Subsidiary except director's qualifying shares.

                  9.2.12. Bill-and-Hold Sales and Consignments. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis other than in connection with consumer transactions entered into in the Ordinary Course of Business.

                  9.2.13. Restricted Investments. Make or have any Restricted Investment.

                  9.2.14. Leases. Become a lessee under any operating lease (other than a lease under which Borrower or any of the Subsidiaries is lessor or the Host Licensor Agreements) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of the Subsidiaries is then lessee would exceed $500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  9.2.15. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

                  9.2.16. Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP, or establish a fiscal year different from the Fiscal Year.

                  9.2.17. Organization Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way Borrower's or such Subsidiary's rights and obligations to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

                  9.2.18. Restrictive Agreements. Enter into or become a party to any Restrictive Agreement; provided, however, that (i) the foregoing shall not apply to Restrictive Agreements existing on the date hereof and identified on Schedule 8.1.18 (but shall apply to any amendment or modification expanding the scope of any restriction or condition contained in any such Restrictive Agreement), (ii) the foregoing shall not apply to restrictions or conditions imposed by any Restrictive Agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the Properties securing such Debt and (iii) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  9.2.19. Hedging Agreements. Enter into any Hedging Agreement, other than (a) Interest Rate Contracts in effect from time to time and (b) Hedging Agreements entered into in the Ordinary Course of Business to hedge or mitigate risks to which Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for any speculative purpose.

                  9.2.20. Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

                  9.2.21. Plans of Reorganization. Amend, or permit any Subsidiaries to amend, either of the Plans of Reorganization in any manner adverse to Lender.

                  9.2.22.  New Notes Indenture and New Senior Notes.
                           ----------------------------------------

                    (i) Amend or modify the New Notes Indenture or any New Senior Notes issued thereunder in any manner adverse to Lender. Without limiting the generality of the foregoing, any proposed amendment whatsoever to (i)
Article 3.06 of the New Notes Indenture, as in effect on the date hereof, (ii) any of the defined terms used in the computation of "Excess Cash Flow" under (and as defined in) the New Notes Indenture, as in effect on the date hereof, or
(iii) Article Ten of the New Notes Indenture, as in effect on the date hereof, shall be deemed to be potentially adverse to Lender and shall require the prior written consent of Lender.

                   (ii) Make any payment constituting a mandatory redemption of the New Senior Notes pursuant to Section 3.06 of the New Notes Indenture, as in effect on the date hereof, unless as of the "Balance Sheet Date" (as defined in the New Notes Indenture, as in effect on the Date hereof) relating to such mandatory redemption, Borrower has not less than $3,000,000 in cash on hand, as determined in accordance with Section 3.06 of the New Notes Indenture, as in effect on the date hereof.

         9.3. Financial Covenants. For so long as there are any Revolver Commitment outstanding, and thereafter until payment in full of the Obligations, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

                  9.3.1.  Minimum  Consolidated  EBITDA.   Achieve  Consolidated
EBITDA of not less than the amount shown below for the period corresponding thereto:

                           Period                                Amount
                           ------                                ------

                  For the Fiscal Quarter                      $6,000,000
                   ending September 29, 2001

                  For the 2 Fiscal Quarters                   $11,000,000
                  ending December 29, 2001

                  For the 3 Fiscal Quarters                   $17,000,000
                  ending March 30, 2002

                  For the 4 Fiscal Quarters                   $19,600,000
                  ending June 29, 2002 and
                  the 4-Fiscal Quarter
                  period ending on the last
                  day of each Fiscal Quarter
                  thereafter

                  9.3.2. Minimum Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio as of the last day of the Reporting Period ending on or about June 30 and December 31 of each year that is not less than 1.0 to 1.0.

SECTION 10.  CONDITIONS PRECEDENT

         10.1. Conditions Precedent to Initial Credit Extensions. Lender shall not be required to fund any Revolver Loan requested by Borrower, procure any Letter of Credit or otherwise extend credit to Borrower, unless, on or before June 30, 2001, each of the following conditions has been and continues to be satisfied:

                  10.1.1. Loan Documents. Each of the Loan Documents (other than those with respect to Subsidiaries subject to the Subsidiaries' Plan of Reorganization) shall have been duly executed and delivered to Lender by each of the signatories thereto and accepted by Lender and each Obligor shall be in compliance with all of the terms thereof.

                  10.1.2. Availability. Lender shall have determined, and shall be satisfied that, immediately after Lender has made the initial Revolver Loans on the Closing Date and Bank has issued the Letters of Credit to be issued on the Closing Date, and Borrower has paid (or made provision for payment of) all closing costs incurred in connection with the Revolver Commitment, Availability is not less than $500,000.

                  10.1.3. Evidence of Perfection and Priority of Liens. Lender shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

                  10.1.4. Organization Documents. Lender shall have received copies of the Organization Documents of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of Borrower's and each Obligor's states of organization.

                  10.1.5. Good Standing Certificates. Lender shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

                  10.1.6.   Opinion  Letters.   Lender  shall  have  received  a
favorable, written opinion of Kilpatrick Stockton LLP, covering, to Lender's satisfaction, the matters set forth on Exhibit D attached hereto.


                  10.1.7. Insurance. Lender shall have received certified copies of the property and casualty insurance policies of Borrower with respect to the Collateral, or certificates of insurance with respect to such policies in form acceptable to Lender, and loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee with respect to each such policy and certified copies of Borrower's liability insurance policies, including product liability policies, together with endorsements naming Lender as an additional insured, all as required by the Loan Documents.

                  10.1.8. Lockbox; Dominion Accounts. Lender shall have received the duly executed agreements establishing the lockbox and Dominion Account with Bank, in form and substance acceptable to Lender, for the collection or servicing of the Accounts.

                  10.1.9. Landlord Waivers. Lender shall have received Landlord Waivers from Wal-Mart and Fred Meyer for all Host Locations in Wal-Mart and Fred Meyer retail stores, respectively, from Wal-Mart for Borrower's chief executive office and distribution center in Lawrenceville, Georgia and from Myrel Neumann, O.D.

                  10.1.10. Payoff Letter. Lender shall have received a payoff letter from Foothill regarding Borrower's Debt to Foothill that is in form and substance acceptable to Lenders.

                  10.1.11. No Labor Disputes. Lender shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which Lender reasonably determines may have a Material Adverse Effect.

                  10.1.12. Compliance with Laws and Other Agreements. Lender shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

                  10.1.13. No Material Adverse Change. No material adverse change in the financial condition of Borrower or its Subsidiaries or in the quality, quantity or value of any Collateral shall have occurred since December 30, 2000,other than the losses suffered during such period by Midwest, New West, FNL and their respective subsidiaries and non-recurring charges relating to the Chapter 11 Cases.

                  10.1.14. Accounts Payable. Lender shall have reviewed and found acceptable Borrower's accounts payable and vendor arrangements.

                  10.1.15. Projections. Lender shall have received, in form and substance satisfactory to Lender, Reporting Period by Reporting Period Projections from the Closing Date through December 31, 2003, giving effect to, among other things, Borrower's projected Borrowings under this Agreement.

                  10.1.16. Payment of Fees. Borrower shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Lender on the Closing Date.

                  10.1.17. LC Conditions. With respect to the procurement of any Letter of Credit on the Closing Date, each of the LC Conditions is satisfied.

                  10.1.18. Host Licensor Agreements. Lender shall have received, reviewed and found satisfactory all of the Host Licensor Agreements, including any amendments thereto.

                  10.1.19.   Bankruptcy Matters.
                             ------------------

                  (i)  Lender   shall   have   received,   reviewed   and  found
satisfactory the Disclosure Statement, Plans of Reorganization and Confirmation Order;

                  (ii) the Plans of Reorganization shall have been confirmed, after proper notice in hearing, by the Confirmation Order;

                  (iii) not less than 10 days shall have elapsed following the entry of the Confirmation Order;

                   (iv) during the period from the date of entry of the Confirmation Order to the Closing Date, there shall have not been filed any notice of appeal from the Confirmation Order nor any motion to review, modify, vacate, set aside or reconsider the Confirmation Order, and the Conformation Order shall have become a Final Order;

                    (v) all of the conditions to the Effective Date under the Plans of Reorganization, other than consummation of the transactions contemplated by this Agreement, shall have occurred, as determined by Lender and its counsel;

                   (vi) Lender shall have received a current docket sheet as of the Closing Date, certified by the Bankruptcy Court, indicating all pleadings and orders filed through the date of confirmation and for a period of at least 10 days thereafter;

                  (vii) Lender and its counsel shall have determined to their satisfaction that on the Effective Date Borrower and Guarantors will emerge from the Chapter 11 Cases in a manner that is consistent with the terms and provisions of the Plans of Reorganization;

                  (viii) no defaults or events of default exist under either of the Plans of Reorganization;

                   (ix)  Lender   shall  have   received,   reviewed  and  found
satisfactory a written statement of all Administrative Claims, Class 1 Claims, Class 3 Claims and Class 4 Claims to be paid on the Effective Date; and

                    (x) Borrower shall have disclosed to Lender the amount to be deposited by Borrower into the Administrative, Priority and Convenience Claims Reserve.

                  10.1.20. New Notes Indenture. The New Notes Indenture and New Senior Notes issued thereunder shall be in form and substance acceptable to Lender.

                  10.1.21.   Inventory   Turnover  Report.   Lender  shall  have
received, reviewed and found acceptable a written report from Borrower detailing the turnover ratio with respect to the Inventory of Borrower as of May 8, 2001.

                  10.1.22. Evidence of Name Change. Lender shall have received, reviewed and found acceptable the Articles of Amendment to Amended Articles of Incorporation of Vista Eyecare, Inc. filed by Borrower with the Secretary of State of Georgia to effect the change of Borrower's name from "Vista Eyecare, Inc." to "National Vision, Inc."

         10.2. Conditions Precedent to all Credit Extensions. Lender shall not be required to fund any Revolver Loans, procure any Letters of Credit or otherwise extend any credit to or for the benefit of Borrower, unless and until each of the following conditions has been and continues to be satisfied:

                  10.2.1. No Defaults. No Default or Event of Default exists at the time of, or would result from, the funding of any Revolver Loan or other extension of credit.

                  10.2.2. Satisfaction of Conditions in Other Loan Documents. Each of the conditions precedent set forth in any other Loan Document shall have been and shall remain satisfied.


                  10.2.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of any of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

                  10.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

                  10.2.5. Borrowing Base Certificate. Lender shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Lender.

                  10.2.6. LC Conditions. With respect to the procurement of any Letter of Credit after the Closing Date, each of the LC Conditions is satisfied.

                  10.2.7. Effective Date of Subsidiaries Plan of Reorganization. With respect to the making of Revolver Loans, the procurement of Letters or Credit or other extensions of credit to or for the benefit of Borrower from and after the Effective Date of the Subsidiaries' Plan of Reorganization, the Subsidiaries subject to the Subsidiaries' Plan of Reorganization and Borrower shall have executed and delivered to Lender Guaranties, Security Agreements and other Loan Documents required by Lender.

         10.3 Limited Waiver of Conditions Precedent. If Lender shall make any Revolver Loan, procure any Letter of Credit or otherwise extend any credit to Borrower under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Lender), the funding of such Revolver Loan shall not operate as a waiver of the right of Lender to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrower or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Lender in writing waives the satisfaction of any condition precedent in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         11.1. Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to exist unless and until waived):

                  11.1.1. Payment of Obligations. Borrower shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  11.1.2. Misrepresentations. Any representation, warranty or other written statement to Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Loan Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 8.2 hereof.

                  11.1.3. Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.6, 7.1.1, 7.2.4, 7.2.5, 7.2.6, 7.5, 9.1.1, 9.1.3, 9.1.6, 9.1.9, 9.2 or 9.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

                  11.1.4. Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section
11.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 30 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 30-day period or which is a willful and knowing breach by Borrower.

                  11.1.5. Default Under Security Documents/Other Agreements. Borrower or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents.

                  11.1.6. Other Defaults. There shall occur: (i) any default or event of default on the part of Borrower under (a) any of the Host Licensor Agreements (1) with respect to 15 or more Host Locations under such Host Licensor Agreement that would result in termination with respect to such Host Locations or (2) that would result in the termination the Wal-Mart Agreement or the Fred Meyer Agreement or (b) the New Notes Indenture or any of the New Senior Notes issued thereunder; or (ii) any default or event of default on the part of Borrower or any Subsidiary under any agreement, document or instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or any of their respective Properties is bound, creating or relating to any Debt (other than the Obligations) in excess of $250,000 if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made.

                  11.1.7. Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance if the amount not covered by insurance exceeds $250,000.

                  11.1.8. Material Adverse Effect. There shall occur any event or condition that has a Material Adverse Effect.

                  11.1.9.  Solvency.  Any Obligor shall cease to be Solvent.

                  11.1.10. Insolvency Proceedings. Any Insolvency Proceeding shall be commenced by any Obligor; an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: such Obligor consents to the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Obligor, the petition commencing the Insolvency Proceeding is not dismissed within 60 days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lender shall be relieved from their obligation to make Revolver Loans or otherwise extend credit to or for the benefit of Borrower hereunder), an interim trustee is appointed to take possession of all or a substantial portion of the Properties of such Obligor or to operate all or any substantial portion of the business of such Obligor, or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Obligor shall make an offer of settlement, extension or composition to its unsecured creditors generally.

                  11.1.11. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

                  11.1.12. Change of Control. There shall occur a Change of Control.

                  11.1.13. ERISA. A Reportable Event shall occur which Lender, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary or any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a
Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Obligor's complete or partial withdrawal from such Plan, and such event, termination, default or withdrawal could reasonably be expected to result in liability to Borrower or any Subsidiary in excess of $250,000 individually or in the aggregate.

                  11.1.14. Challenge to Loan Documents. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Lender in accordance with the terms thereof.

                  11.1.15. Judgment. One or more judgments or orders for the payment of money in an amount that exceeds $250,000, individually or in the aggregate, $250,000, shall be entered against Borrower or any other Obligor and either: (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  11.1.16. Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Lender's written request therefor, such Guarantor's ongoing liability under the Guaranty in accordance with the terms thereof.

                  11.1.17. Criminal Forfeiture. Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor.

                  11.1.18. Plans of Reorganization. Borrower or any Subsidiary defaults in the performance of or compliance with any material term or provision contained in the Plans of Reorganization.

                  11.2. Acceleration of Obligations; Termination of Revolver Commitment. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with this
Agreement:

                  11.2.1. Upon or at any time after the occurrence and during the continuation of an Event of Default (other than pursuant to Section 11.1.10 hereof) and for so long as such Event of Default shall exist, Lender may in its discretion (a) declare the principal of and any accrued interest on the Revolver Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand Borrower expressly waives), forthwith due and payable and Borrower shall forthwith pay to Lender the entire principal of and accrued and unpaid interest on the Revolver Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Revolver Commitment.

                  11.2.2. Upon the occurrence of an Event of Default specified in Section 11.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender to or upon Borrower and the Revolver Commitment shall automatically terminate as if terminated by Lender pursuant to Section 5.2.1 hereof and with the effects specified in
Section 5.2.4 hereof; provided,  however, that, if

Lender shall continue to make Revolver Loans or otherwise extend credit to Borrower pursuant to this Agreement after an automatic termination of the Revolver Commitment by reason of the commencement of an Insolvency Proceeding by or against Borrower, such Revolver Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted.

                  11.3. Other Remedies. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Lender may in its discretion exercise from time to time the following rights and remedies:

                  11.3.1. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  11.3.2. The right to collect all amounts at any time payable to Borrower from any Account Debtor or other Person at any time indebted to Borrower.

                  11.3.3. The right to take immediate possession of any of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, then Borrower agrees not to charge Lender for storage thereof).

                  11.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that any requirement of notice to Borrower or any other Obligor of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's or any other Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, first to any Extraordinary Expenses incurred by Lender, second to interest accrued with respect to any of the Obligations; and third, to the principal balance of the Obligations. If any deficiency shall arise, Obligors shall remain jointly and severally liable to Lender therefor.

                  11.3.5. The right to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

                  11.3.6. The right to require Borrower to deposit with Lender funds equal to the LC Outstandings and, if Borrower fails promptly to make such deposit, Lender may advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on any LC Support. At such time as the LC Support has been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of royalty or other compensation to any Obligor or any other Person) any or all of Borrower's Intellectual Property and all of Borrower's computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

         11.4. Setoff. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Lender (and each of its Affiliates) is hereby authorized by Borrower at any time that an Event of Default exists, without notice to Borrower or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Lender or any of its Affiliates to or for the credit or the account of Borrower against and on account of the  Obligations  of Borrower  arising  under the Loan  Documents  to
Lender or any of its Affiliates, including all Revolver Loans and LC Outstandings and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Lender shall have made any demand hereunder, (ii) Lender shall have declared the principal of and interest on the Revolver Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate.

         11.5.    Remedies Cumulative; No Waiver.

                  11.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Lender would otherwise have.

                  11.5.2. The failure or delay of Lender to require strict performance by Borrower of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers, or remedies under any of the Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Revolver Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

                  11.5.3. If Lender shall accept performance by Borrower, in whole or in part, of any obligation that Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Lender's acceptance of such performance by Borrower or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Lender of any other right or remedy, unless otherwise expressly agreed in writing by Lender, as the case may be.

SECTION 12.  MISCELLANEOUS

         12.1. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's designee, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower (which appointment is coupled with an interest):

                  12.1.1. At such time or times as Lender or said designee, in its sole discretion, may determine, endorse Borrower's name on any Payment Item or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

                  12.1.2. At such time that an Event of Default exists: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; (xii) sign the name of Borrower on any proof of claim in bankruptcy against Account Debtors and on notices of Liens, claims of mechanic's Liens or assignments or releases of mechanic's Liens securing any Accounts;
(xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker's acceptance of which Borrower is a beneficiary; and (xiv) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

         12.2. General Indemnity. Borrower hereby agrees to indemnify and defend the Lender Indemnitees and to hold the Lender Indemnitees harmless from and against any Claim ever suffered or incurred by any of the Lender Indemnitees arising out of or related to this Agreement or any of the other Loan Documents, the performance by Lender of its duties or the exercise of any of its rights or remedies under this Agreement or any of the other Loan Documents, or as a result of Borrower's failure to observe, perform or discharge any of Borrower's duties hereunder. Borrower shall also indemnify and defend the Lender Indemnitees against and save the Lender Indemnitees harmless from all Claims of any Person arising out of, related to, or with respect to any transactions entered into pursuant to this Agreement or Lender's Lien upon the Collateral. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Lender

Indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Lender, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Lender Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Claims incurred by any of the Lender Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct.

         12.3. Survival of All Indemnities. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of Borrower with respect to each indemnity given by it in this Agreement, or shall survive the payment in full of the Obligations and the termination of any of the Revolver Commitment.

         12.4. Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender.

         12.5. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12.6. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         12.7. Execution in Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         12.8. Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         12.9. Notices. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case, addressed to the noticed party at the address shown for such party on the signature page hereof or to such other address as each party may designate for itself by notice given in accordance with this Section 12.9. Notwithstanding the foregoing, no notice, request or demand to or upon Lender pursuant to Sections 1.3, 2.1.2, 3.1 or
5.2.2 shall be effective until received by Lender. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the Person to whose attention at the noticed party such notice, request or demand is required to be sent.

         12.10. Performance of Borrower's Obligations. If Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Lender may, in its sole discretion at any time or from time to time, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower hereunder or under any of the Loan Documents or otherwise lawfully requested by Lender to enforce any of the Loan Documents or Obligations, preserve, protect, insure or maintain any of the Collateral, or preserve, defend, protect or maintain the validity or priority of Lender's Liens in any of the Collateral, including the payment of any judgment against Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral. All payments that Lender may make under this Section
12.10 and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Lender pays or incurs in connection with any action taken by it under this Section 12.10 shall be reimbursed to Lender by Borrower on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to proceed thereafter as provided herein or in any of the other Loan Documents.

         12.11. Credit Inquiries. Borrower hereby authorizes and permits Lender (but Lender shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any Subsidiaries.

         12.12. Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         12.13. Indulgences Not Waivers. Lender's failure at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.

         12.14. Entire Agreement; Appendix A, Exhibits and Schedules. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A, each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

         12.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         12.16. Advertising and Publicity. With the prior consent of Borrower (which shall not be unreasonably withheld or delayed), Lender may issue and disseminate to the public (by advertisement or otherwise) information describing the credit accommodations made available by Lender pursuant to this Agreement, including the name and address of Borrower, the amount and security for the credit accommodations and the general nature of Borrower's business, provided that detail regarding terms (such as interest rate) may be provided only to industry publications, such as the "LPC Gold Sheets."

         12.17. Governing Law; Consent to Forum. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Atlanta, Georgia. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Georgia, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lender's Lien upon such Collateral and the enforcement of Lender's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of Georgia. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrower or Lender, Borrower hereby consents and agrees that the Superior Court of Cobb County, Georgia, or, at Lender's option, the United States District Court for the Northern District of Georgia, Atlanta Division, shall have jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining to this Agreement or to any matter arising out of or related to this Agreement. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such Court. Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by certified mail addressed to Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of Borrower's actual receipt thereof or 5 Business Days after deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Lender to serve legal process in any other manner permitted by law, or to preclude the enforcement by Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

         12.18. Waivers by Borrower. To the fullest extent permitted by Applicable Law, Borrower waives (i) the right to trial by jury (which Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Loan Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; (v) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any of the Loan Documents, any transaction thereunder or the use of the proceeds of any Revolver Loans; and (vi) notice of acceptance hereof. Borrower acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with Borrower. Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.


                         [Signatures on following page]

         IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, as of the day and year specified at the beginning of this Agreement.

                                        NATIONAL VISION, INC.
                                        ("Borrower")

                                        By:  /s/ Angus C. Morrison
                                           -------------------------------------
                                              Angus C. Morrison, Senior Vice
                                              President

                                        Address:
                                        296 Grayson Highway
                                        Lawrenceville, Georgia  30045-5737
                                        Attention:  Chief Financial Officer
                                        Facsimile No.: (770) 822-2027

                                        With a copy to:
                                        --------------

                                        296 Grayson Highway
                                        Lawrenceville, Georgia  30045-5737
                                        Attention:  General Counsel
                                        Facsimile No.:  (770) 822-2029

                                        Kilpatrick Stockton LLP
                                        1100 Peachtree Street, N.E.
                                        Suite 2800
                                        Atlanta, Georgia  30309
                                        Attention:  David Stockton, Esq.

                                        Facsimile No.:  (404) 815-6555

                                        Accepted in Atlanta, Georgia:
                                        -----------------------------

                                        FLEET CAPITAL CORPORATION
                                        ("Lender")

                                        By:   /s/ David C. Rich
                                           -------------------------------------
                                              David C. Rich, Vice President

                                        Address and LIBOR Lending Office:
                                        300 Galleria Parkway, N.W.
                                        Suite 800
                                        Atlanta, Georgia 30339
                                        Attention: Loan Administration Manager
                                        ---------
                                        Facsimile No.: (770) 859-2437

                                        With a copy to:
                                        --------------

                                        Parker, Hudson, Rainer & Dobbs LLP
                                        1500 Marquis Two Tower
                                        285 Peachtree Center Avenue, N.E.
                                        Atlanta, Georgia 30303
                                        Attention:  C. Edward Dobbs, Esq.
                                        Facsimile No.:  (404) 522-8409

                                   APPENDIX A

                               GENERAL DEFINITIONS

         When used in the Loan and Security Agreement dated as of May 30, 2001 (as at any time amended, the "Agreement"), by and between Fleet Capital
Corporation and National Vision, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Account - shall have the meaning ascribed to "account" in the UCC and shall include any and all rights of Borrower to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

                  Account Debtor - any Person who is or may become obligated under or on account of an Account.

                  Accounts Collateral - all Accounts of Borrower and all right, title and interest of Borrower in or to any returned Goods, together with all rights, titles, securities and guarantees with respect to any Account, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security Liens, whether voluntary or involuntary, in each case whether now existing or owned or hereafter created, arising or acquired.

                  Accounts Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) the Revolver Commitment on such date or (ii) an amount equal to (a) 85% of the Net Realizable Value of Eligible Accounts on such date minus (b) 85% of the Ineligible Billed Accounts Amount on such date.

                  Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/16th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

                  Administrative Claims - shall have the meaning given to the term "Administrative Claims" in the Plans of Reorganization.

                  Administrative, Priority and Convenience Claims Reserve - shall have the meaning given to the term "Administrative, Priority and Convenience Claims Reserve" in the Plans of Reorganization.

                  Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, Acontrol@ means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

                  Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

                  Agreement   Regarding   Per-Se   Agreements  -  the  Agreement
         Regarding Per-Se Agreements to be executed by Borrower in favor of Lender, and acknowledged by Per-Se, on or before the Closing Date.

                  Alexis - Alexis Holding Company, Inc., an Arizona corporation.

                  Anti-Kickback Statutes - Section 1128B(b) of the Social Security Act and any other similar law, rule or regulation adopted by any Governmental Authority.

                  Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and all orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

                  Availability - on any date, the amount that Borrower is entitled to borrow as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from the Borrowing Base on such date. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero.

                  Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication) (i) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Lender from time to time in its reasonable credit judgment based upon Borrower's historical losses due to such shrinkage; (ii) all amounts of past due rent, fees or other charges owing at such time by any Obligor to any landlord of any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto (other than any landlord or other Person who has executed a Landlord Waiver or other subordination agreement satisfactory to Lender); (iii) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (iv) the LC Outstandings on such date, (v) if Lender so elects, any amount received by Lender from the Business Interruption Insurance Assignment and applied to the Revolver Loans; (vi) the aggregate amount of reserves established by Lender in its reasonable credit judgment in respect of ACH (automated clearinghouse) transfers or obligations of Borrower under any Interest Rate Contract or Cash Management Agreement; (vii) all customer deposits or other prepayments held by Borrower relating to Healthcare Receivables that have not been taken into account to reduce the Net Realizable Value of any Eligible Account of Borrower; (viii) an amount equal to $1,500,000 to reflect the minimum Availability requirement set forth in Section 9.1.9 of the Agreement; (ix) the Dilution Reserve; (x) the Collection Reserve; and
         (xi) such additional reserves as Lender in its reasonable credit judgment may elect to impose from time to time.

                  Average Revolver Loan Balance - for any period, the amount obtained by adding the unpaid balance of Revolver Loans and LC Outstandings at the end of each day during the period in question, and by dividing such sum by the number of days in such period.

                  Bank - Fleet National Bank and its successors and assigns.

                  Bankruptcy Code - title 11 of the United States Code.

                  Bankruptcy Court - the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division.

                  Bankruptcy Rules - the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court, and local rules of the Bankruptcy Court, as the context may require.

                  Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate. The prime rate announced by Bank is a reference rate and does not necessarily represent the lowest or best rate charged by Bank. Bank may make loans or other extensions of credit at, above or below its announced prime rate. If the prime rate is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  Base Rate Loan - a Revolver Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

                  Board of Governors - the Board of Governors of the Federal Reserve System.

                  Borrowing - a borrowing consisting of Revolver Loans of one Type made on the same day by Lender or a conversion of a Revolver Loan or Revolver Loans of one Type from Lender on the same day.

                  Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) the amount of the Revolver Commitment on such date minus the LC Outstandings on such date; or (b) an amount equal to (i) the sum of the Accounts Formula Amount plus the Inventory Formula Amount on such date minus (ii) the Availability Reserve on such date.

                  Borrowing Base Certificate - a certificate, in the form requested by Lender, by which Borrower shall certify to Lender, with such frequency as Lender may request, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than three (3) Business Days earlier than the date of submission of such certificate to Lender) and the calculation of such amount.

                  Business Day - any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

                  Business Interruption Insurance Assignment - the Collateral Assignment of Business Interruption Insurance to be executed by Borrower on or before the Closing Date in favor of Lender, in form and substance satisfactory to Lender, as security for the payment of the Obligations.

                  Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized   Lease  Obligation  -  any  Debt  represented  by
         obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Lender in accordance with the Agreement as security for the Obligations to the extent provided in the Agreement.

                  Cash Collateral Account - a demand deposit, money market or other account established by Lender at such financial institution as Lender may select in its discretion, which account shall be in Lender's name and subject to Lender's Liens.

                  Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition;
         (ii)  domestic   certificates  of  deposit
         and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and (unless issued by Lender or Bank) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody's, and having a maturity within 9 months after the date of acquisition thereof.

                  Cash Management Agreements - any agreement entered into from time to time between Borrower or any of its Subsidiaries, on the one hand, and Bank or any of its Affiliates or any other banking or financial institution, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

                  CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ' 9601 et seq. and its implementing regulations.

                  Change of Control - (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes after the Closing Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than thirty-five percent (35%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors or (b) during any period of twenty-four (24) consecutive months commencing after the Closing Date, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Borrower was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

                  Chapter 11 Cases - the Chapter 11 cases commenced by Borrower and certain of its Subsidiaries, being styled, In re: Vista Eyecare, Inc., et al., Chapter 11 Case Nos. 00-65214 to 00-65224, Jointly Administered, Judge James E. Massey presiding.

                  Chattel Paper - shall have the meaning given to "chattel paper" in the UCC.

                  Claims - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including actual and reasonable attorneys', accountants', consultants' or paralegals' fees and expenses), whether arising under or in connection with the Loan Documents, any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be suffered or incurred by a Person and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

                  Class 1 Claim - shall have the meaning given to the term "Class 1 Claim" in the Plans of Reorganization.

                  Class 3 Claim - shall have the meaning given to the term "Class 3 Claim" in the Plans of Reorganization.

                  Class 4 Claim - shall have the meaning given to the term "Class 4 Claim" in the Plans of Reorganization.

                  Closing Date - the date on which all of the conditions precedent in Section 10 of the Agreement are satisfied and the initial Revolver Loans are made under the Agreement.

                  Collateral - all of the Property and interests in Property described in Section 6 of the Agreement; all Property described in any of the Security Documents as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

                  Collection Reserve - on any date of determination thereof, an amount equal to the sum of (i) the product obtained by multiplying 10.5% by the total amount of Eligible Accounts processed under Other MIS Systems in association with Per-Se on such date plus (ii) any accrued but unpaid fees owing by Borrower to Per-Se and NDC on such date.

                  Commitment Termination Date - the date that is the soonest to occur of (i) the last day of the Original Term or of any applicable Renewal Term; (ii) the date on which Borrower elects to terminate the Revolver Commitment pursuant to Section 5.2 of the Agreement; or (iii) the date on which the Revolver Commitment is automatically terminated pursuant to Section 11.2 of the Agreement.

                  Compliance Certificate - a Compliance Certificate to be provided by Borrower to Lender in accordance with, and in the form annexed as Exhibit C to, the Agreement and the supporting schedules to be annexed thereto.

                  Confirmation Order - the order of the Bankruptcy Court confirming each of the Plans of Reorganization pursuant to Section 1129 of the Bankruptcy Code.

                  Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  Consolidated Adjusted Net Earnings - with respect to any fiscal period, means the Consolidated Net Income (or loss) for such fiscal period of Borrower and the Subsidiaries, all as reflected on the financial statement of Borrower supplied to Lender pursuant to Section
         9.1.3 of the Agreement, but excluding: (i) any gain or loss arising from the sale of capital assets; (ii) any gain arising from any write-up of assets during such period; (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any Person, substantially all the assets of which have been acquired in any manner of Borrower, realized by such Person prior to the date of such acquisition; (v) net earnings of any entity (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings have actually been received by Borrower in the form of cash Distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions to Borrower; (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;
         (viii) any gain arising from the acquisition of any Securities of Borrower; and (ix) any gain arising from extraordinary or nonrecurring items, all as determined on a Consolidated basis in according with GAAP.

                  Consolidated EBITDA - for any fiscal period of Borrower, on a Consolidated basis, an amount equal to the sum for such fiscal period of (i) Consolidated Adjusted Net Earnings for such period, plus (ii) Taxes based on income paid during such period, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation, amortization (including Goodwill Amortization) and other non-cash charges for such period.

                  Consolidated Fixed Charge Coverage Ratio - for the 6-month period of Borrower ending on the date of determination, the ratio of
         (i) the sum of (a) Consolidated EBITDA for such period minus (b) Borrower's Capital Expenditures for such period minus (c) Taxes based on income paid during such period plus (d) any decrease in Consolidated Working Capital during such period or minus any increase in Consolidated Working Capital during such period to (ii) the sum of (x) Consolidated Fixed Charges for such period plus (y) the amount of any mandatory redemption of the New Senior Notes to which the holders of the New Senior Notes would be entitled under the New Notes Indenture calculated as of the date of determination and to be paid during the immediately succeeding 6-month period.

                  Consolidated Fixed Charges - for any fiscal period of Borrower, the sum of (i) Consolidated Interest Expense for such period in respect of Funded Debt plus (ii) regularly scheduled payments of principal on Funded Debt (excluding the amount of any mandatory redemption of the New Senior Notes) due during such period.

                  Consolidated Interest Expense - for any period of Borrower, total interest expense (including that portion attributable to capitalized leases and capitalized interest) of Borrower and its Subsidiaries on a Consolidated basis with respect to all outstanding Debts of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net cost under Interest Rate Contracts.

                  Consolidated Net Income - net income of Borrower and its Subsidiaries on a Consolidated basis, as determined in accordance with GAAP.

                  Consolidated Working Capital - as of any date of determination, an amount equal to (i) the sum of (a) Accounts (net of reserves), (b) Inventory and (c) other Current Assets (exclusive of cash) minus (ii) the sum of (x) accounts payable and (y) accrued expenses, all as determined for Borrower and the Subsidiaries on a Consolidated basis in accordance with GAAP.

                  Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  Controlled Disbursement Account - a demand deposit account maintained by Borrower.

                  Current Assets - on any date of determination thereof, the amount at which all of the current assets of Borrower would be properly classified as current assets on a Consolidated balance sheet of Borrower at such date in accordance with GAAP.

                  Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrower (without duplication), the Obligations. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default  Rate - on any date, a rate per annum that is equal to
         (i) in the case of each Revolver Loan outstanding on such date, 2% in excess of the rate otherwise applicable to such Revolver Loan on such date, and (ii) in the case of any of the other Obligations outstanding on such date, 6% in excess of the Base Rate in effect on such date.

                  Deposit Account Assignment - the Collateral Assignment of Deposit Accounts to be executed by Borrower on or before the Closing Date in favor of Lender as security for the Obligations.

                  Deposit  Accounts - all of a Person's demand,  time,  savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

                  Dilution - for the 12-month period preceding the date of determination, the average of the percentage each month of gross Accounts offset by returned items, rebates, concessions, contractual adjustments and the like.

                  Dilution Reserve - on any date of determination thereof, the total of the amount by which Dilution calculated under Premis and each of the Other MIS Systems exceeds 5%.

                  Disclosure Statement - the First Amended Disclosure Statement to Accompany First Amended Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, filed by Vista Eyecare, Inc. and Certain of its Debtor Subsidiaries and Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, filed by Frame-n-Lens Optical, Inc., Midwest Vision, Inc., New West Eyeworks, Inc. and certain of their Debtor Subsidiaries dated April 13, 2001 filed with the Bankruptcy Court in the Chapter 11 Cases.

                  Disputed Claims Reserve - the reserve maintained and funded by
         Borrower   as  provided  in  Section  7.3  of  each  of  the  Plans  of
         Reorganization.

                  Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

                  Document - shall have the meaning given to "document" in the UCC.

                  Dollars and the sign "$" - lawful money of the United States of America.

                  Dominion Account - a special account established by Borrower, for the benefit of Lender, at Bank into which payments and remittances on all Accounts are to be deposited and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

                  Effective Date - shall have the meaning given to the term "Effective Date" in the Parent Plan of Reorganization or the Subsidiaries' Plan of Reorganization, or both of them, as the context requires.

                  Electronic Chattel Paper - shall have the meaning given to "electronic chattel paper" in the UCC.

                  Eligible Account - an Account which arises in the Ordinary Course of Business of Borrower from the rendition or performance of services or provision of goods, is payable in Dollars, is subject to Lender's duly perfected Lien and is deemed by Lender, in its reasonable credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) the Third Party Payor is an Affiliate of Borrower or a Person controlled by an Affiliate of Borrower; (ii) the Account is an unbilled Account and, (a) if it is to be processed under one of the Other MIS Systems, it is outstanding more than 90 days after the date of service or sale of goods, or (b) if it is to be processed under Premis, it is outstanding (1) more than 60 days after the date of service or sale of goods, during the period commencing on the Closing Date and ending on March 31, 2002, or (2) more than 30 days after the date of service of sale of goods, at all times after March 31, 2002; (iii) the total unbilled Accounts to be processed under Premis exceeds $250,000, to the extent of such excess; (iv) 50% or more of the Accounts from the Third Party Payor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Third Party Payor exceed 20% of the aggregate amount of all Eligible Accounts or exceed a credit limit established by Lender for such Third Party Payor, in each case, to the extent of such excess; (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; (vii) the Third Party Payor is also Borrower's creditor or supplier, or the Third Party Payor has disputed liability with respect to such Account, or the Third Party Payor has made any claim with respect to any other Account due from such Third Party Payor to Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve or chargeback, provided that, the Accounts of such Third Party Payor shall be ineligible only to the extent of such offset, counterclaim, recoupment, disputed amount, reserve or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Third Party Payor or the Third Party Payor has failed, suspended business or ceased to be Solvent; (ix) the Third Party Payor has its principal office, assets or place of business outside the United States; (x) the Third Party Payor is located in any state which imposes conditions on the right of a creditor to collect accounts receivable unless Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xi) the Third Party Payor is located in a state in which Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xii) the Account is subject to a Lien other than a Permitted Lien; (xiii) the goods giving rise to such Account have not been provided to the customer or the services giving rise to such Account have not been performed by Borrower; (xiv) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvi) the Account represents a progress billing or a retainage; (xvii) Borrower has made any agreement with the Third Party Payor for any deduction therefrom, except for discounts, adjustments or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the Net Realizable Value of such Account; (xviii) Borrower has made an agreement with the Third Party Payor to extend the time of payment thereof; or (xix) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing; (xx) the Account is not a Healthcare Receivable; (xxi) the Account is a private pay Account due from a

         Person other than a Third Party Payor and is due or unpaid more than 90 days after the date of service or sale of goods; (xxii) the Account is an unbilled Account to be processed under the Per-Se Midwest System;
         (xxiii) it represents a rental or license fee due from a licensed eyecare professional under a lease or sublease with Borrower; (xxiv) it constitutes a credit card receivable; and (xxv) to the extent it constitutes a credit balance that is more than 90 days from the original invoice date therefor.

                  Eligible Inventory - such Inventory of Borrower (other than packaging materials (which term shall not be deemed to include eyeglass cases), labels and non-retail supplies) which Lender, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is raw materials, finished goods or work-in-process (including eyeglass frames, eyeglass lenses, contact lenses, sunglasses and related accessories); (ii) it is owned by Borrower and not held by it on consignment or other sale or return terms; (iii) it is in good, new and saleable condition and is not damaged or defective; (iv) it is not characterized by Borrower as "Discontinued" and is not otherwise slow-moving, obsolete or unmerchantable and is not goods returned to Borrower by or repossessed from an Account Debtor; (v) it meets all standards imposed by any Governmental Authority; (vi) it conforms in all respects to the warranties and representations set forth in the Agreement; (viii) it is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; (viii) it is situated in Borrower's possession and control at a location in compliance with the Agreement, is not in transit (unless it is in transit from one location of Borrower in the United States to another location of Borrower in the United States) or outside the continental United States, and is not consigned to any Person; (ix) it is not the subject of a negotiable warehouse receipt or other negotiable Document; (x) it is not subject to any License Agreement or other agreement that limits, conditions or restricts Borrower's or Lender's right to sell or otherwise dispose of such Inventory; (xi) it is not the subject of an Intellectual Property Claim; (xii) it is not located on a United States military base or on real Property leased by Borrower from the United States government; and
         (xiii) it does not represent capitalized freight costs.

                  Environmental Laws - all federal, state and local laws, rules, regulations, codes, ordinances, programs, permits, guidance documents promulgated by regulatory agencies, orders and consent decrees, now or hereafter in effect and relating to human health and safety or the protection or pollution of the environment, including CERCLA.

                  Environmental Release - a release as defined in CERCLA or under any applicable Environmental Law.

                  Equipment - all of Borrower's machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

                  Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

                  ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

                  Event of Default - as defined in Section 11 of the Agreement.

                  Exchange Act - the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  Extraordinary Expenses - all actual and reasonable costs, expenses, fees and advances which Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Lender's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Revolver Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Lender pursuant to
         Section 7.1.3 of the Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under a guaranty, indemnity or other payment agreement provided by Lender to any financial institution in connection with any Dominion Account. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrower or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Lender.

                  Family Vision - Family Vision Centers, Inc., a Delaware corporation.

                  Federal Funds Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from 3 federal funds brokers of recognized standing selected by Lender.

                  FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

                  FIFC - First Insurance Funding Corp.

                  Final Order - an order or judgment of a court of competent jurisdiction as entered on its docket that has not been reversed, stayed pursuant to Bankruptcy Rule 8005 or any other applicable rule of civil or appellate procedure, modified or amended, and as to which the time to appeal, petition for certiorari, or seek reargument or rehearing has expired, and as to which no notice of appeal, petition for certiorari or motion for reargument or rehearing was timely filed, or as to which any right to appeal, petition for certiorari or seek reargument or rehearing has been waived in writing in a manner satisfactory to Lender or, if a notice of appeal, petition for certiorari or motion for reargument or rehearing was timely filed, the order or judgment has been affirmed by the highest court to which the order or judgment was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, and the time to file any further appeal or to petition for certiorari or to seek further reargument or rehearing has expired.

                  Fiscal Quarter - each consecutive period of 13 weeks beginning on the first day of a Fiscal Year (and, in the case of any Fiscal Year of 53 weeks, the 14-week period occurring at the end thereof).

                  Fiscal Year - the fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, which shall consist of 12 Reporting Periods beginning on the Sunday after the Saturday nearest December 31 of each calendar year and ending on the Saturday nearest December 31 of the next succeeding calendar year and when preceded by the designation of a calendar year (e.g., 2001 Fiscal

         Year) means the fiscal year of Borrower and its Subsidiaries ended on the Saturday nearest December 31 of such designated calendar year.

                  FLSA - the Fair Labor Standards Act of 1938.

                  FNL - Frame-n-Lens Optical, Inc., a California  corporation.

                  Foothill - Foothill Capital Corporation.

                  Fred Meyer - collectively, Fred Meyer Stores, Inc., Roundup Co., Grand Central, Inc. and Fred Meyer of Alaska, Inc.

                  Fred Meyer Agreement - the Retail Lease Agreement (Multiple Location Master Lease) bearing a date of "March ___, 1999," between Fred Meyer and Borrower.

                  Funded Debt - for Borrower and the Subsidiaries, on a Consolidated basis, (a) the aggregate principal amount of Debt for Money Borrowed which would, in accordance with GAAP, be classified as long-term Debt, together with the current maturities thereof, plus (b) all Debt outstanding under any revolving credit, line of credit or renewals thereof, notwithstanding that any such Debt is created or incurred within 1 year after the expiration of such facility, plus (c) Capitalized Lease Obligations.

                  GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

                  General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of Borrower's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of Borrower of every kind and nature (other than Accounts).


                  Goods - shall have the meaning given to "goods" in the UCC.

                  Goodwill Amortization - for any period, on a Consolidated basis, the amortization of goodwill in the amount of $105,000,000 constituting the difference between the reorganization value and book value of Borrower and certain of the Subsidiaries over a period of 15 years from the "Effective Date" (under and as defined in the Plans of Reorganization).

                  Governmental   Approvals  -  all   authorizations,   consents,
         approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

                  Governmental Authority - any federal, state, municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

                  Governmental Receivable - a Healthcare Receivable in respect of which the Third Party Payor is a Governmental Authority, such as Medicare, Medicaid, CHAMPUS or CHAMPVA.

                  Guarantors - Midwest, FNL, New West, Family Vision, Vision Administrators, Alexis, Vista Network, IVA, NVAL, Optical Express and each other Person who guarantees payment or performance of the whole or any part of the Obligations.

                  Guaranty - each guaranty agreement now or hereafter executed by a Guarantor in favor of Lender with respect to any of the Obligations.

                  HCFA - the Health Care Financing Administration and any successor thereto.

                  Health Care Insurance Receivable - shall have the meaning given to the term "health care insurance receivable" in the UCC.

                  Healthcare Laws - Medicaid Regulations, Medicare Regulations, Anti-Kickback Statutes, CHAMPUS (10 U.S.C. Sections 1071-1106), CHAMPVA (38 U.S.C. Section 1713) and all other applicable current and future laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by the Food and Drug Administration, HCFA, HHS, the Office of Inspector General of HHS, the Drug Enforcement Administration or any other Governmental Authority, including any state or local professional licensing laws, certificate of need laws and state reimbursement laws, relating in any way to the conduct of the business of Borrower or any of the Subsidiaries or the provision of healthcare services generally.

                  Healthcare  Purchaser  - a  health  maintenance  organization,
         prepaid  health   clinic,   managed  care  plan,   preferred   provider
         organization or other institutional, governmental or commercial purchaser of healthcare services, which has engaged Borrower or any of the Subsidiaries to provide contact lenses, eyeglasses and other eyecare or related products or services to Members of health plans offered by such purchaser pursuant to a Private Provider Agreement.

                  Healthcare Receivable - an Account arising from the sale of eyeglasses, contact lenses or other eyecare or related products or the provision of eyecare or related services to a customer in connection with which a Third Party Payor is responsible for payment of all or a part of such Account.

                  Hedging  Agreement - any interest rate  protection  agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  HHS - the Department of Health and Human Services.

                  Host Licensor Agreements - the Wal-Mart Agreement, the Fred Meyer Agreement, the Military Agreements and any other like agreement entered into after the Closing Date by Borrower and any Person pursuant to which Borrower is licensed to operate a retail vision center within the retail space of such Person.

                  Host  Licensor  -  Wal-Mart,   Fred  Meyer,  any  Governmental
         Authority party to the Military Agreement and any other Person that enters into a Host License Agreement with Borrower after the Closing Date.

                  Host Locations - the premises licensed to Borrower by a Host Licensor within the retail store of such Host Licensor at which Borrower operates a retail vision center.

                  Indemnified Amount - in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Borrower or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lender or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents.

                  Ineligible Billed Accounts Amount - on any date of determination thereof, with respect to billed Accounts the greater of
         (i) the total amount on such date of all billed Accounts that are due or unpaid more than 90 days after the original invoice date therefor and (ii) the total amount on such date of all billed Accounts that are due or unpaid, (a) in the case of Accounts processed under Other MIS Systems, more than 180 days after the date of service or sale of goods, or (b) in the case of Accounts processed under Premis, (1) 150 days after the date of service or sale of goods during the period commencing on the Closing Date and ending on March 31, 2002 or (2) 90 days after the date of service or sale of goods at all times after March 31, 2002.

                  Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for
         (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

                  Instrument - shall have the meaning ascribed to the term "instrument" in the UCC.

                  Intellectual Property - all intellectual and similar Property of every kind and description, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, tradenames, mask works, trade secrets, confidential or proprietary information, know-how, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, all books and records describing or used in connection with the foregoing and all licenses, or other rights to use any of the foregoing.

                  Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or right to use any Intellectual Property of such Person.

                  Interest Expense - for any period of a Person, an amount equal to the total interest of such Person during such period, as determined on a Consolidated basis in accordance with GAAP.

                  Interest  Period - shall have the  meaning  ascribed  to it in
         Section 2.13 of the Agreement.

                  Interest Rate Contract - any interest rate agreement, interest rate collar agreement, interest rate swap agreement, or other agreement or arrangement at any time entered into by Borrower with Bank that is designed to protect against fluctuations in interest rates.

                  Inventory - all of Borrower's inventory, whether now owned or hereafter acquired, including all goods intended for sale or lease by Borrower, to be furnished by Borrower under contracts of service, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

                  Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) $6,000,000 or (ii) 30% of the Value of Eligible Inventory on such date.

                  Investment Property - shall have the meaning given to "investment property" in the UCC and shall include all Securities
         (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

                  IVA  -  International  Vision  Associates,   Ltd.,  a  Georgia
         corporation.

                  Landlord Waiver - an agreement duly executed in favor of Lender, in form and content acceptable to Lender, by which an owner or mortgagee of premises upon which any Property of an Obligor is located agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Lender's Lien therein and to permit Lender to enter upon such premises and to remove such Property or to use such premises to store or dispose of such Property.

                  LC Application - an application by Borrower to Bank, pursuant to a form approved by Bank, for the issuance of a Letter of Credit, that is submitted to Bank at least 2 Business Days prior to the requested issuance of such Letter of Credit.

                  LC Conditions - the following conditions, the satisfaction of each of which is required before Lender shall be obligated to provide any LC Support to Bank for the issuance of a Letter of Credit: (i) each of the conditions set forth in Section 10 of the Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by Lender, the LC Outstandings would not exceed $4,500,000 and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Outstandings do not, and would not upon the issuance of the requested Letter of Credit, exceed the Borrowing Base; (iii) the expiry date of the Letter of Credit does not extend beyond the earlier to occur of 365 days from the date of issuance or the 10th Business Day prior to the last Business Day of the Original Term or any Renewal Term; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

                  LC Documents - any and all agreements, instruments and documents (other than an LC Application or an LC Support) required by Bank to be executed by Borrower or any other Person and delivered to Bank for the issuance of a Letter of Credit.

                  LC Facility - a subfacility of the Revolver Commitment established pursuant to Section 1.3 of the Agreement.

                  LC Outstandings - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by Lender under any LC Support plus (ii) the aggregate available amount of all Letters of Credit then outstanding or to be issued by Bank under an LC Application theretofore submitted to Bank.

                  LC Request - a Letter of Credit Procurement Request from Borrower to Lender in the form of Exhibit E annexed hereto.

                  LC Support - a guaranty or other support agreement from Lender in favor of Bank pursuant to which Lender shall guarantee or otherwise assure the payment or performance by the parties (other than Lender, if a party) to an LC Application of such parties' obligations with respect to such Letter of Credit, including the obligation of such parties to reimburse Bank for any payment made by Bank under such Letter of Credit.

                  Lender   Indemnitee  -  Lender  and  its  present  and  future
         officers, directors, agents and attorneys.

                  Letter of Credit - any standby letter of credit issued by Bank for the account of Borrower.

                  Letter of Credit Right - shall have the meaning given to the term "letter of credit right" in the UCC and shall include any right of Borrower to payment or performance under a letter of credit (whether the letter of credit is written or electronic), whether or not Borrower has demanded or is at the time entitled to demand payment or performance.

                  LIBOR Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

                  LIBOR Loan Conditions - the following conditions, the satisfaction of each of which is required before Lender shall be obligated to make or continue a Revolver Loan to Borrower as, or convert a Revolver Loan to, a LIBOR Loan: (i) the Average Revolver Loan Balance during the 90-day period preceding the delivery by Borrower to Lender of a Notice of Borrowing or Notice of Conversion/Continuation requesting that a Revolver Loan be made or continued as or converted into a LIBOR Loan exceeds $5,000,000; and (ii) no Default or Event of Default exists.

                  LIBOR Rate - with respect to an Interest Period, the rate per annum reported to Lender by Bank as the rate at which deposits of U.S. Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. Each determination by Lender of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

                  License Agreement - any agreement between Borrower and a Licensor pursuant to which Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of Borrower.

                  Licensor - any Person from whom Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with Borrower's manufacture, marketing, sale or other distribution of any Inventory.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Account - the loan account established by Lender on its books pursuant to Section 4.7 of the Agreement.

                  Loan Documents - the Agreement, the Other Agreements and the Security Documents.

                  Loan Year - a period commencing each calendar year on the same month and day as the date of the Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e., the first Loan Year) to commence on the date of this Agreement.

                  Managed Care Subsidiary - (a) NVAL VisionCare System of California, Inc., ProCare Eye Exam, Inc. and NVAL VisionCare of North Carolina, Inc. and (b) any other Subsidiary of Borrower formed or acquired after the Closing Date with the consent of Lender whose financial condition or activities are regulated under Applicable Laws of any Governmental Authority in connection with its provision of health or vision care products or services (or related administrative services) and shall include a health maintenance organization (whether single- or multi-service), third party administrator or any Person similar to any of the foregoing.

                  Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors.

                  Material Adverse Effect - the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of Borrower; (ii) has or could be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of any other Obligor to perform its obligations under the Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

                  Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

                  Medicaid Certification - certification by HCFA or a state agency or entity under contract with HCFA that health maintenance, management or care operations are in compliance with all of the conditions of participation set forth in the Medicaid Regulations.

                  Medicaid Provider Agreement - an agreement entered into between a state agency or other such entity administering the Medicaid program and a health maintenance management or care operation under which the health maintenance, management or care operation agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

                  Medicaid Regulations - collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statute succeeding thereto); (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all stated administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above.

                  Medicare Certification - certification by HCFA or a state agency or entity under contract with HCFA that the health maintenance, management or care operations is in compliance with all of the conditions of participation set forth in the Medicare Regulations.

                  Medicare Provider Agreement - an agreement entered into between a state agency or other such entity administering the Medicare program and a health maintenance, management or care operation under which the health maintenance, management or care operation agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

                  Medicare Regulations - collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statute succeeding thereto, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including HHS, HCFA, the Office of the Inspector General for HHS or any Persons succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law.

                  Member - an individual who is a member, subscriber or enrollee, or any dependent of any member, subscriber or enrollee, under any health plan offered by a Healthcare Purchaser.

                  Midwest - Midwest Vision, Inc., a Minnesota corporation.

                  Military Agreements - the agreements between Borrower and certain Governmental Authorities pursuant to which Borrower operates Host Locations on United States military bases.

                  Money Borrowed - as applied to any Person, (i) Debt arising from the lending of money by any other Person to such Person; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Debt of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

                  Moody's - Moody's Investors Services, Inc.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  NDC - National Data Corp.

                  Net Proceeds - with respect to a disposition of any Collateral, proceeds (including cash receivable (when received) by way of deferred payment) received by Borrower from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of:
         (i) the reasonable and customary costs of such sale, lease, transfer or other disposition (including legal fees and sales commissions); and
         (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on the Collateral disposed of that is senior to Lender's Liens.

                  Net Realizable Value - with respect to any Healthcare Receivable, the amount reasonably estimated by Borrower to be the net collectible or realizable value of such Healthcare Receivable determined to reflect reimbursement policies of Third Party Payors and otherwise in accordance with Section 8.1.28 of the Agreement.

                  New Notes Indenture - the Indenture to be entered into by Borrower, as issuer, and New Notes Indenture Trustee, as trustee for the holders of the New Senior Notes, pursuant to which the New Senior Notes will be issued, that is in form and substance acceptable to Lender.

                  New Notes Indenture Trustee - the bank or trust company that will serve as trustee under the New Notes Indenture.

                  New Senior Notes - up to $120,000,000 of 12% Senior Secured Notes due 2009 authorized and to be issued pursuant to the Plans of Reorganization and the New Notes Indenture.

                  New West - New West Eyeworks, Inc., a Delaware corporation.

                  Note Pledge Agreements - the Note Pledge Agreement and the Collateral Assignment of Security Agreement to be executed by Borrower in favor of Lender on or before the Closing Date, in each case with respect to the $1,500,000 promissory note made by Vista Acquisition LLC to the order of Borrower, as security for the Obligations.

                  Notice of Borrowing - as defined in Section 3.1.1(i) of the Agreement.

                  Notice of Conversion/Continuation - as defined in Section 2.1.2(ii) of the Agreement.

                  NVAL - NVAL Healthcare Systems, Inc., a Georgia corporation.

                  Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Revolver Loans; (ii) all LC Outstandings and all other obligations of any Obligor to Lender arising in connection with the issuance of any Letter of Credit; (iii) all Debt and other obligations of Borrower to Lender under or in connection with any Interest Rate Contract or Currency Contract, including any premature termination or breakage costs; and (iv) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Lender under or pursuant to the Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors hereunder or under any of the other Loan Documents.

                  Obligor - Borrower and each Guarantor and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Lender a Lien upon any of any of such Person's assets to secure payment of any of the Obligations.

                  Optical Express - Vista Optical Express, Inc., a Georgia corporation.

                  Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

                  Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust or similar agreement or instrument governing the formation or operation of such Person.

                  Original Term - as defined in Section 5.1 of the Agreement.

                  OSHA - the Occupational Safety and Hazard Act of 1970.

                  Other Agreements - each LC Support, each Interest Rate Contract with Lender or with Bank subject to credit enhancement from Lender, and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Obligor or any other Person and delivered to Lender in respect of the transactions contemplated by the Agreement.

                  Other MIS Systems - management information systems, other than Premis, utilized by Borrower to process Accounts, including the Per-Se-Midwest System.

                  Out-of-Formula Condition - as defined in Section 1.1.2 of the Agreement.

                  Out-of-Formula   Loan  -  a   Revolver   Loan   made  when  an
         Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

                  Parent Plan of Reorganization - the Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, filed by Borrower (f/k/a Vista Eyecare, Inc.) and Certain of its Debtor Subsidiaries with the Bankruptcy Court in the Chapter 11 Case, as amended as of May 17, 2001.

                  Participant - each Person who shall be granted the right by Lender to participate in any of the Revolver Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

                  Payment Account - an account maintained by Lender to which all monies from time to time deposited to the Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

                  Payment Intangibles - shall have the meaning given to the term "payment intangibles" in the UCC.

                  Payment Items - all checks, drafts, or other items of payment payable to Borrower, including proceeds of any of the Collateral.

                  Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Lender but which have not theretofore been advanced by Lender.

                  Permitted Contingent Obligations - Contingent Obligations arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; Contingent Obligations arising from Interest Rate Contracts entered into in the Ordinary Course of Business pursuant to this Agreement or with Lender's prior written consent; Contingent Obligations of Borrower and its Subsidiaries existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations incurred in the Ordinary Course of Business with respect to surety bonds, appeal bonds, performance bonds and other similar obligations; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies; Contingent Obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under Section 7.4.2 of the Agreement; Contingent Obligations consisting of reimbursement obligations from time to time owing by Borrower to Bank with respect to Letters of Credit (but in no event to include reimbursement obligations at any time owing by Borrower to any other Person that may issue letters of credit for the account of Borrower); and other Contingent Obligations not to exceed $100,000 in the aggregate at any time.

                  Permitted Lien - a Lien of a kind specified in Section 9.2.5 of the Agreement.

                  Permitted Purchase Money Debt - Purchase Money Debt of Borrower and its Subsidiaries which is incurred after the date of the Agreement and that is secured by no Lien or only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $250,000 and the incurrence of such Purchase Money Debt does not violate any limitation in the Loan Documents regarding Capital Expenditures. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

                  Per-Se - PST Services, Inc. d/b/a Per-Se Technologies, a Georgia corporation.

                  Per-Se Agreements - the Services Agreement between Per-Se and Borrower (f/k/a Vista Eyecare, Inc.) for a term commencing on October 15, 2000, and the Practice Management Services Agreement dated June 30, 1998, between Per-Se (f/k/a Medaphis Physician Services Corporation) and Borrower (f/k/a National Vision Associates, Ltd.).

                  Per-Se-Midwest System - the management information system utilized by Borrower in association with Per-Se to process Accounts resulting from sales by Borrower from retail locations of Midwest.

                  Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization or a Governmental Authority.

                  Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

                  Plans of Reorganization - the Parent Plan of Reorganization and the Subsidiaries' Plan of Reorganization.

                  Pledge Agreement - the Pledge Agreement (and Irrevocable Powers and Assignments related thereto) to be executed by Borrower on or before the Closing Date in favor of Lender, in form and substance satisfactory to Lender, as security for the Obligations.

                  Premis - Borrower's newly developed proprietary management information system to process Healthcare Receivables utilizing a point of sale system that electronically links Borrower's retail stores to Borrower's chief executive office for transmission of claims to NDC for billing.

                  Private Provider Agreement - an agreement entered into between Borrower and a Healthcare Purchaser under which Borrower agrees to provide services for Members of a health plan offered by such Healthcare Purchaser.

                  Projections - Borrower's forecasted (a) Consolidated and consolidating balance sheets, profit and loss statements, cash flow statements and capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with
         (b) appropriate supporting details and a statement of underlying assumptions and (c) a projection of the Borrowing Base and Availability.

                  Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP;
         (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute;
         (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and
         (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  Provider Agreement - the Medicaid Provider Agreement, the Medicare provider Agreement, any Private Provider Agreement or any other agreement by which a Third Party Payor is obligated to pay for services rendered to patients of Borrower, or all of them, as the context requires.

                  Purchase Money Debt - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and the proceeds thereof and such Lien constitutes a purchase money security interest under the UCC.

                  Refinancing Conditions - the following conditions, each of which must be satisfied before Refinancing Debt shall be permitted under Section 9.2.3 of the Agreement: (i) the Refinancing Debt is in an aggregate principal amount that does not exceed the aggregate principal amount of the Debt being extended, renewed or refinanced, (ii) the Refinancing Debt has a later or equal final maturity and a longer or equal weighted average life than the Debt being extended, renewed or refinanced, (iii) the Refinancing Debt does not bear a rate of interest that exceeds a market rate (as determined in good faith by a Senior Officer) as of the date of such extension, renewal or refinancing, (iv) if the Debt being extended, renewed or refinanced is subordinate to the Obligations, the Refinancing Debt is subordinated to the same extent,
         (v) the covenants contained in any instrument or agreement relating to the Refinancing Debt are no less favorable to Borrower than those relating to the Debt being extended, renewed or refinanced, and (vi) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall exist.

                  Refinancing Debt - Debt for Money Borrowed that is permitted by clause (v) or (vii) of Section 9.2.3 and that is the subject or the result of an extension, renewal or refinancing.

                  Regulation D - Regulation D of the Board of Governors.

                  Reimbursement Date - as defined in Section 1.3.1(iii) of the Agreement.

                  Renewal Term - as defined in Section 5.1 of the Agreement.

                  Rentals - as defined in Section 9.2.14 of the Agreement.

                  Reorganization Expenses - for any period, on a Consolidated basis, Borrower's and its Subsidiaries' restructuring and reorganization costs for such period, including compensation for services rendered and reimbursement of expenses incurred by professionals retained by the Obligors and their creditors; fees incurred in connection with the execution, delivery and performance of the Agreement; expenses (including severance) associated with the consolidation or closing of facilities; and expenses associated with the Obligors' management retention program.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Reporting Period - means any monthly fiscal period of Borrower beginning on December 31, 2000.

                  Restricted Investment - any acquisition of Property by Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by Borrower or any Subsidiary of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of or investments in the following:
         (i) fixed assets to be used in the Ordinary Course of Business of Borrower or any Subsidiary so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by Borrower or any Subsidiary in the Ordinary Course of Business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of Borrower or any Subsidiary; (iv) investments in Subsidiaries to the extent such Subsidiaries are existing on the Closing Date, provided that (a) the amount of such investments, when combined with the aggregate amount of such investments made by Borrower since the Closing Date and the aggregate outstanding amount of all loans or advances of money made by Borrower to the Subsidiaries, do not at any time exceed the total amount, less reimbursements to Borrower, of $1,000,000, (b) no Default or Event of Default exists at the time of, or immediately after, the making of such investment, and (c) in no event shall Borrower make any such investment in any Subsidiary that is subject to the Subsidiaries' Plan of Reorganization until the "Effective Date" under (and as defined in) the Subsidiaries' Plan of Reorganization has occurred (but the provisions of clauses (a) through (c) above shall not apply to any investment by any Managed Care Subsidiary in another Managed Care Subsidiary); (v) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than Lender; (vi) the Disputed Claims Reserve; (vii) the Administrative, Priority and Convenience Claims Reserve; and (viii) the Vista Acquisition Account through and including July 1, 2001 (provided that the amount therein does not exceed $5,700,000 and no additional funds are deposited therein by Borrower from and after the Closing Date).

                  Restrictive Agreement - an agreement (other than any of the Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor's or Subsidiary's right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor's or Subsidiary's assets (including Liens granted in favor of Lender pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Loan Documents); or repay any Debt owed to another Obligor.

                  Revolver Commitment - the obligation of Lender to make Revolver Loans and make available the LC Facility pursuant to the terms and conditions of the Agreement, which shall not exceed $10,000,000, as further modified from time to time pursuant to the terms of the Agreement.

                  Revolver  Loan - a Loan made by Lender as  provided in Section
         1.1 of the Agreement.

                  S&P  -  Standard  &  Poor's   Ratings  Group,  a  division  of
         McGraw-Hill, Inc.

                  Schedule of Accounts - as defined in Section 6.2.2 of the Agreement.

                  SEC - Securities and Exchange Commission.

                  Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

                  Security Agreement - each Security Agreement executed by a Guarantor in favor of Lender on or before the Closing Date as security for such Guarantor's Guaranty and the Obligations.

                  Security  Documents - the Trademark Security  Agreement,  each
         Guaranty, each Security Agreement, the Note Pledge Agreement, the Deposit Account Assignment, the Business Interruption Insurance Assignment, the Agreement Regarding Per-Se Agreements, the Pledge Agreement and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Senior Officer - the chairman of the board of directors, the president, the chief financial officer, treasurer or controller of, or in-house legal counsel to, Borrower.

                  Software - shall have the meaning given to the term "software" in the UCC.

                  Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

                  Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation
         D). Such reserve percentage shall include those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  Subordinated Debt - Debt of Borrower that is fully and absolutely subordinated in right of payment to the Obligations in a manner satisfactory to Lender.


                  Subsidiary - any Person in which more than 50% of its outstanding Voting Securities or more than 50% of all Equity Interests is owned directly or indirectly by Borrower, by one or more other
         Subsidiaries of Borrower or by Borrower and one or more other Subsidiaries.

                  Subsidiaries' Plan of Reorganization - the Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, filed by Frame-n-Lens Optical, Inc., Midwest Vision, Inc., New West Eyeworks, Inc. and Certain of Their Debtor Subsidiaries with the Bankruptcy Court in the Chapter 11 Cases, as amended as of May 17, 2001.

                  Tangible Chattel Paper - shall have the meaning given to the term "tangible chattel paper" in the UCC.

                  Taxes - any present or future taxes, levies, imposts,  duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

                  Third Party Payor - any Person (other than the customer) that is responsible for payment of all or any portion of an Account, including any commercial or non-profit insurer, any Healthcare Purchaser and any Governmental Authority making payment pursuant to any Healthcare Law.

                  Trademark Security Agreement - the Trademark Security Agreement to be executed by Borrower in favor of Lender on or before the Closing Date and by which Borrower shall assign to Lender, as security for the Obligations, all of Borrower's right, title and interest in and to all of its trademarks.

                  Type - any type of a Revolver Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

                  UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

                  Upstream Payment - a payment or distribution of cash or other Property by a Subsidiary to Borrower or another Subsidiary, whether in repayment of Debt owed by such Subsidiary to Borrower or such other Subsidiary, to pay dividends on account of Borrower's or such other Subsidiary's ownership of Equity Interests, or otherwise.

                  Value - with reference to the value of Eligible Inventory, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis determined in accordance with GAAP.

                  Vision  Administrators  -  Vision   Administrators,   Inc.,  a
         California corporation.

                  Vista Acquisition Account - the Deposit Account which contains the cash proceeds (and accretions thereto) of the sale of substantially all of the assets of Midwest, New West and FNL to Vista Acquisition LLC.

                  Vista Network - Vista Eyecare Network, LLC, a Delaware limited liability company.

                  Voting Securities - Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

                  Wal-Mart - Wal-Mart Stores, Inc., a Delaware corporation.

                  Wal-Mart Agreement - the Vision Center Master License Agreement dated as of June 16, 1994, between Wal-Mart, as licensor, and Borrower (formerly known as National Vision Associates, Ltd.), as licensee.

                  Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrower and its Subsidiaries heretofore delivered to Lender and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP.

                  Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

                  Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any of the Loan Documents or any other agreement, including the Host Licensor Agreements, shall include any and all modifications and amendments thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation;" (and, for purposes of the Agreement and each other

Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); and to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in the Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Lender pursuant to the Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. All calculations of Value shall be in Dollars, all Revolver Loans shall be funded in Dollars and all Obligations shall be repaid in Dollars. Whenever the phrase "to the best of Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of Borrower are used in the Agreement or other Loan Documents, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of Borrower or
(ii) the knowledge that a Senior Officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

                         [Signatures on following page]

         IN WITNESS WHEREOF, this Appendix has been duly executed in Atlanta, Georgia, as of May 30, 2001.

                                       NATIONAL VISION, INC.
                                       ("Borrower")

                                       By:____________________________________
                                             Angus C. Morrison, Senior Vice
                                             President



                                       Accepted in Atlanta, Georgia:

                                       FLEET CAPITAL CORPORATION
                                       ("Lender")

                                       By:____________________________________
                                             David C. Rich, Vice President

                                    EXHIBIT A

                    Form of Notice of Conversion/Continuation

                           Date ______________,______


Fleet Capital Corporation
300 Galleria Parkway, N.W.
Suite 800
Atlanta, Georgia  30339
Attention: Loan Administration Officer

         Re: Loan and Security Agreement dated as of May 30, 2001, by and between National Vision, Inc. and Fleet Capital Corporation (as at any time amended, the "Loan Agreement")

Gentlemen:

         This Notice of  Conversion/Continuation is delivered to you pursuant to
Section 2.1.2 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrower hereby gives notice of its request as follows:

Check as applicable:

         _ A conversion of Revolver Loans from one Type to another, as follows:

                  (i) The requested date of the proposed conversion is ______________, ______ (the "Conversion Date");

                  (ii) The Type of Revolver Loans to be converted pursuant hereto are presently __________________ [select either LIBOR Loans or Base Rate Loans] in the principal amount of $_____________ outstanding as of the Conversion Date;

                  (iii) The portion of the aforesaid Revolver Loans to be converted on the Conversion Date is $_____________ (the "Conversion Amount");

                  (iv) The Conversion Amount is to be converted into a ____________ [select either a LIBOR Loan or a Base Rate Loan] (the "Converted Loan") on the Conversion Date;

                  (v) [In the event Borrower selects a LIBOR Loan:] Borrower hereby requests that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

         _ A continuation of LIBOR Loans for new Interest Period, as follows:

                  (i) The requested date of the proposed continuation is _______________, ____ (the "Continuation Date");

                  (ii) The aggregate amount of the LIBOR Loans subject to such continuation is $__________________;

                  (iii) The duration of the selected Interest Period for the LIBOR Loans which are the subject of such continuation is: _____________ [select duration of applicable Interest Period].

         Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and certifies that no Default or Event of Default exists on the date hereof.

         Borrower has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized officer, this _______ day of ______________, _______.

                                            NATIONAL VISION, INC.


                                            By:_______________________________

                                            Title:____________________________

                                    EXHIBIT B

                           Form of Notice of Borrowing

                           Date ______________, ______


Fleet Capital Corporation
300 Galleria Parkway, N.W.
Suite 800
Atlanta, Georgia  30339
Attention: Loan Administration Officer


         Re: Loan and Security Agreement dated as of May 30, 2001, by and between National Vision, Inc. and Fleet Capital Corporation (as at any time amended, the "Loan Agreement")


         This Notice of Borrowing is delivered to you pursuant to Section 3.1.1 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrower hereby requests a Revolver Loan in the aggregate principal amount of $______________ to be made on _____________, _____, and to consist of:

Check as applicable:  __    Base Rate Loans in the aggregate principal amount of
                            $_____________

                      __ LIBOR Loans in the aggregate principal amount of $___________, with Interest Periods as follows:

                           (i) As to $_____________, an Interest Period of ______ month(s);

                           (ii) As to $_____________, an Interest Period of ______ months;

                           (iii) As to $_____________, an Interest Period of ______ months.

         Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and Borrower hereby certifies that no Default or Event of Default exists on the date hereof.

                  Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer, this ______ day of ______________, ____.

                                            NATIONAL VISION, INC.


                                            By:________________________________

                                            Title:_____________________________

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrower]




                            __________________, 20__



Fleet Capital Corporation
300 Galleria Parkway, N.W.
Suite 800
Atlanta, Georgia  30339


         The undersigned, the chief financial officer of National Vision, Inc., a _______________ corporation ("Borrower"), gives this certificate to Fleet Capital Corporation ("Lender") in accordance with the requirements of Section
9.1.3 of that certain Loan and Security Agreement dated as of May 30, 2001, between Borrower and Lender (as amended from time to time, "Loan Agreement"), and in my representative capacity on behalf of Borrower. Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

                  1. Based upon my review of the balance sheets and statements of income of Borrower for the [fiscal year] [quarterly period] ending __________________, 20__, copies of which are attached hereto, I hereby certify, in my representative capacity on behalf of Borrower, that:

                           (a)       Consolidated        EBITDA       is       $
                  ;_______________________________

                           (b) Consolidated Fixed Charge Coverage Ratio is ____________ to 1.0; and

                           (c) Capital Expenditures during the period and for the fiscal year to date total $__________ and $__________, respectively.

         2. No Default exists on the date hereof, other than: __________________ ________________________________________________ [if none, so state]; and

         3. No Event of Default exists on the date hereof, other than __________ ____________________________________________________ [if none, so state].

         4. As of the date hereof, Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding Borrower's failure to pay or delay in payment of any such rent or other charges.

         5. Attached hereto is a schedule showing the calculations that support Borrower's compliance [non-compliance] with the financial covenants, as shown above.

                                                    Very truly yours,

                                                    ---------------------------
                                                    Chief Financial Officer

                                    EXHIBIT D

                           OPINION LETTER REQUIREMENTS


                  With respect to Borrower and each Guarantor, Borrower's and Guarantors' counsel's opinion letter should address the following in a manner satisfactory to Lender:

         1. Borrower's and each Guarantor's due incorporation, valid existence, good standing and qualification as a foreign corporation.

         2.       Corporate name of Borrower and each Guarantor.

         3. Borrower's and each Guarantor's corporate power to execute, deliver and perform the Loan Documents to which it is a party and its due execution and delivery thereof.

         4. Borrower's and each Guarantor's due authorization to execute, deliver and perform the Loan Documents to which it is a party and its due execution and delivery thereof.

         5. Borrower's and each Guarantor's execution, delivery and performance of the Loan Documents to which it is a party do not (a) violate the articles or bylaws, (b) cause a breach or default under any material written agreement known to such counsel, (c) violate any law, regulation, judgment or order, or (d) result in or require a Lien or other encumbrance other than in favor of Lender.

         6. The Loan Documents as legal, valid and binding obligations, enforceable against all Obligors in accordance with their respective terms, subject to standard bankruptcy and other creditor's rights and equity exceptions.

         7.       Counsel's   lack  of  knowledge   of  pending  or   threatened
                  litigation or other proceedings, except as disclosed in Loan Agreement.

         8. Absence of any registration, filing, consent or approval requirement of Governmental Authority in connection with the execution, delivery and performance of the Loan Documents.

         9. Non-violation by the Loan Documents of any Applicable Law relating to interest or usury.

         10. Creation in favor of Lender of a duly perfected security interest in the Collateral described in the Loan Agreement and the Security Documents.

         11. Absence of violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or Regulations T, U and X of the Board of Governors of the Federal Reserve System, by the transactions contemplated by the Loan Documents.

         12. Neither Borrower nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" or a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

         13. The Plans of Reorganization has been properly confirmed by the Confirmation Orders.

         14. Borrower and Guarantors have acted in good faith and have satisfied all of the requirements of Section 1129(a) of the Bankruptcy Code necessary for confirmation of the Plans of Reorganization.

         15. Based upon a search of the Bankruptcy Court's records as of the Closing Date, there is no pending motion or appeal with respect to the Confirmation Orders, and the Confirmation Orders are Final Orders.

         16. The certified docket sheet for the Bankruptcy Court reflects no Liens granted or conferred by the Bankruptcy Court upon any party in interest, including any Liens granted to a debtor-in-possession lender, or adequate protection Liens granted with respect to any property of Borrower or any Guarantor.

                                    EXHIBIT E


                      LETTER OF CREDIT PROCUREMENT REQUEST




         Fleet Capital Corporation
         Suite 800
         300 Galleria Parkway, N.W.
         Atlanta, Georgia 30339


                  This Letter of Credit Procurement Request is delivered to you pursuant to the Loan and Security Agreement dated as of May 30, 2001, between National Vision, Inc., a Georgia corporation ("Borrower") and Fleet Capital Corporation ("Lender") (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"). Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Loan Agreement.

                  Borrower hereby requests Lender to provide an LC Support to induce Bank to issue a Letter of Credit, as follows,

                  (1)  Amount of Letter of Credit:        $_____________________
                  (2)  Issuance Date:                      _____________________
                  (3)  Beneficiary's Name:                 _____________________
                  (4)  Beneficiary's Address:              _____________________
                                                           _____________________
                                                           _____________________
                  (5)  Expiry Date:                        _____________________
                  (6)  Draw Conditions:                    _____________________
                                                           _____________________
                                                           _____________________
                                                           _____________________

                  (7) Single draw 9 or Multiple draw 9

                  (8  Purpose of Letter of Credit:        _____________________
                                                          _____________________
                                                          _____________________

                  Attached   hereto  is  the  Bank's  form  of  LC  Application,
         completed with the details of the Letter of Credit requested herein.

                  Borrower hereby certifies that each of the LC Conditions is now, and will on the date of issuance of the Letter of Credit, be satisfied in all respects and that no Default or Event of Default exists. Borrower hereby ratifies and reaffirms all of the Loan Documents and Obligations arising thereunder.


                  IN WITNESS WHEREOF, Borrower has caused this Letter of Credit Procurement Request to be executed and delivered by its duly authorized officer, this ___ day of _________________, ____.



                                        NATIONAL VISION, INC.
                                        ("Borrower")



                                        By: ________________________________
                                                 Name: _____________________
                                                 Title: ____________________

                                 SCHEDULE 7.1.1

                               BUSINESS LOCATIONS


1.       Borrower currently has the following business locations, and no others:

         Chief Executive Office:  296 Grayson Highway, Lawrenceville, Georgia
                                 30045-5791

         Other    Locations: See attached.



2. Borrower maintains its books and records relating to Accounts and General Intangibles at:

         296 Grayson Highway, Lawrenceville, Georgia 30045-5791


3. Borrower has had no office, place of business or agent for process located in any county other than as set forth above, except:

         None.


4. Each Subsidiary currently has the following business locations, and no others:

         Chief Executive Office: See attached.

         Other Locations: None.



5. Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:

         See attached.



6. Each Subsidiary has had no office, place of business or agent for process located in any county other than as set forth above, except:

         None.

7. The following bailees, warehouseman, similar parties and consignees hold inventory of Borrower or one of its Subsidiaries:

         None.

                              Subsidiary Locations

                                 SCHEDULE 7.1.2

                                    INSURANCE



    Policy Number           Insurance Carrier                      Type         Expiration
                                                                                Date          Amount of Coverage

    OO4735933               American Int'l South Ins.              D&O          10/02/01      $25,000,000

    OO2787905               American Int'l Specialty Lines         EPLI         10/30/01      $1,000,000

    81421337                Federal Insurance Co.                  Fiduciary    10/19/01      Fiduciary - $2,000,000

    OO2787933               American Int'l Specialty Lines         Prof. Liab   10/12/01      Lawyers Professional B
                                                                                              $2,000,000

    SM807375                Evanston Ins. Co.                      E&O          08/18/01      $2,000,000 per Occurrence/
                                                                                              $4,000,000 aggregate

    SM807373                Evanston Ins. Co.                      E&O          08/18/01      $2,000,000 per Occurrence/
                                                                                              $4,000,000 aggregate

    81421337                Federal Insurance Co.                  Crime        10/19/01      Employee Dishonesty - $2,000,000
                                                                                              Depositors Forgery - $2,000,000
                                                                                              Theft, Disp. - $2,000,000
                                                                                              Computer Fraud - $2,000,000

    TRJUB394J903300         Travelers Insurance Co.                WC           10/19/01      Each Accident $500,000
                                                                                              Disease-Policy Limit $500,000
                                                                                              Disease-Ea Employee $500,000

    TRJGLSA120X880400       Travelers Insurance Co.                Liability    10/19/01      General Aggregate  $10,0000
                                                                                              Products Com/Op Agg $2,000,000
                                                                                              Personal & Adv Injury $1,000,000
                                                                                              Each Occurrence $1,000,000
                                                                                              Fire Damage (any one fire) $300,000
                                                                                              Med Exp (any one person) $10,000

    TJCAP394J908200         Travelers Insurance Co.                Auto         10/19/01      Combined Single Limit $1,000,000

    IMF0019512              Mt. Hawley Ins. Co.                    DIC          10/19/01      Earthquake  -  $50,000,000  in all 50
                                                                                              States
                                                                                              Flood  -  $50,000,000  for  locations
                                                                                              designated Flood Zones A,B, or V

    79723783                Federal Ins. Co. (Chubb)               Umb.         10/19/01      Each Occurrence $25,000,000
                                                                                              Aggregate $25,000,000

    XXK68207653             Fireman's Fund                         Ex Umb       10/19/01      Each Occurrence $25,000,000
                                                                                              Aggregate $25,000,000


    EX55810137              Ins. Co. of The State of PA            Int'l Pkg                  Foreign Property - $6,400,000


                                                                                              Foreign Business Income-$1,180,000
                                                                                              Earthquake - $1,500,000
                                                                                              Flood - $1,000,000
                                                                                              Foreign  Corporate  Kidnap and Ransom
                                                                                              - $1,000,000
                                                                                              Foreign Gen. Liab. - $1,000,000
                                                                                              Foreign Auto Liab - $1,000,000
                                                                                              Foreign Employers Liab - $1,000,000
                                                                                              Repatriation Expense - $25,000

    KTJCMB275T996398        Travelers Insurance Co.                Property                   $139,142,000 Blanket Buildings,
                                                                                              Personal Property, Business Income

    20CTPRS4602             Hartford                               Cargo                      $250,000 any one vessel
                                                                                              $2,500 any one pkg by parcel post

                                                      SCHEDULE 8.1.1

                                              JURISDICTIONS IN WHICH BORROWER
                                                  AND EACH SUBSIDIARY IS
                                                 AUTHORIZED TO DO BUSINESS


                  Name of Entity                                                Jurisdictions
                  National Vision, Inc.                       Alabama, Alaska, Arizona, California, Colorado,
                                                              Connecticut, Florida, Hawaii, Kansas*, Kentucky,Louisiana,
                                                              Maryland*, Massachusetts*, Michigan, Minnesota,  Montana,  Nevada,
                                                              New Hampshire, New Jersey, New Mexico*, New York, North Carolina,
                                                              North Dakota, Oregon* Pennsylvania, South Carolina, South Dakota,
                                                              Tennessee*,Texas, Virginia*, Washington*,  West Virginia* and Wyoming.

                  Midwest Vision, Inc.                        None.

                  Frame-n-Lens Optical, Inc.                  None.

                  Family Vision Centers, Inc.                 Georgia

                  Vision Administrators, Inc.                 None.

                  ProCare Eye Exam, Inc.                      None.

                  New West Eyeworks, Inc.                     None.

                  Vista Eyecare Network, LLC                  None.

                  NVAL Healthcare Systems, Inc.               None.

                  NVAL Visioncare Systems                     None.
                  of California, Inc.

                  NVAL Visioncare Systems                     None.
                  of North Carolina, Inc.

                  Vista Optical Express, Inc.                 None.

                  Alexis Holding Company, Inc.                None.

                  International Vision Associates, Ltd.       None.

                  Mexican Vision Associates, S.A. de C.V.None.

--------------------------------------------------------------------

         * Not currently authorized; to be authorized on or before June 30, 2001.

                  Mexican Vision Associates Operadora,        None.
                  s. de R.L. de C.V.

                  Mexican Vision Associates                   None.
                  Servicios, s. de R.L. de C.V.

                  CECIVA B.V.                                 None.

                  International Vision Associates             None.
                  (Netherlands) B.V.

                  Czech Vision Associates, s.r.o.             None.

                  Slovak Vision Associates, s.r.o.            None.



                                 SCHEDULE 8.1.4

                                CAPITAL STRUCTURE

1. The classes and number of authorized shares of Borrower and each Subsidiary and the record owner of such shares are as follows:

Borrower: The common stock of Borrower will be publicly traded as of the effective date of the Parent Plan. Unsecured creditors will receive new common stock of Borrower pursuant to the Plans of Reorganization, which will represent all outstanding common stock of Borrower.


Subsidiaries:
------------


          Subsidiary            Class of Stock         Number of Shares              Record Owners            Number of Shares
                                                      Issued and Outstanding                                 Authorized but Unissued
------------------------------------------------------------------------------------------------------------------------------------
International Vision            Common Stock                   500              National Vision                   9,500
Associates, Ltd.                                                                Associates, Ltd.

NVAL Healthcare Systems, Inc.   Common Stock                   500              National Vision                  999,500
                                                                                Associates, Ltd.

Midwest Vision, Inc.            Common Stock                   220              National Vision
                                                                                Associates, Ltd.

Frame-n-Lens Optical, Inc.      Class A Common              198,377.22          National Vision              1,347,622.78
                                Stock                                           Associates, Ltd.

                                Class B Common              185,340.22          National Vision              1,360,659.78
                                Stock                                           Associates, Ltd.

                                Class D Common               34,297             National Vision              1,511,703
                                Stock                                           Associates, Ltd.

                                Series A                      3,899             National Vision               1143
                                Preferred Stock                                 Associates, Ltd.

New West Eyeworks, Inc.         Common Stock                 10,000             National Vision              90,000
                                                                                Associates, Ltd.

Family Vision Centers, Inc.     Common Stock                   100              Frame-n-Lens Optical, Inc.   209,000

Vision Administrators, Inc.     Common Stock                  1,000             Frame-n-Lens Optical, Inc.    9,000

Alexis Holding Company, Inc.    Common Stock                   500              New West Eyeworks, Inc.

Vista Optical Express, Inc.     Common Stock                   500              Vista Eyecare, Inc.

Vista Eyecare Network, LLC      Membership                    100%              New West Eyecare, Inc.        100%
                                Interest


2. The number, nature and holder of all other outstanding Securities of Borrower and each Subsidiary are as follows:


         None.

3. The correct name and jurisdiction of incorporation of each Subsidiary of Borrower and the percentage of its issued and outstanding shares owned by Borrower are as follows: See also attached.


                    Name                Jurisdiction of Incorporation               Percentage of Shares
                                                                                     Owned by Borrower

Midwest Vision, Inc.                          Minnesota                                   100%

Frame-n-Lens Optical, Inc.                    California                                  100%

Family Vision Centers, Inc.                   Delaware                                    100%

Vision Administrators, Inc.                   California                                  100%

ProCare Eye Exam, Inc.                        California                                  100%

New West Eyeworks, Inc.                       Delaware                                    100%

Vista Eyecare Network, LLC                    Delaware                                    100%

NVAL Healthcare Systems, Inc.                 Georgia                                     100%

NVAL Visioncare Systems of California, Inc.   California                                  100%

NVAL Visioncare Systems of North Carolina,    North Carolina                              100%
Inc.

Vista Optical Express, Inc.                   Georgia                                     100%

Alexis Holding Company, Inc.                  Arizona                                     100%

International Vision Associates, Ltd.         Georgia                                     100%

Mexican Vision Associates, S.A. de C.V.       Mexico                                      100%

Mexican Vision Associates Operadora, s. de    Mexico                                      100%
R.L. de C.V.

Mexican Vision Associates Servicios, s. de    Mexico                                      100%
R.L. de C.V.

CECIVA B.V.                                   The Netherlands                             100%

International Vision Associates               The Netherlands                             100%
(Netherlands) B.V.

Czech Vision Associates, s.r.o                Czech Republic                              100%

Slovak Vision Associates, s.r.o.              Slovakia                                    100%


4. The name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation are as follows:

         None.

                                                   SCHEDULE 8.1.5

                                                   CORPORATE NAMES

1. Borrower's correct corporate name, as registered with the Secretary of State of the State of Georgia, is:

         National Vision, Inc.

2.       In the conduct of its business, Borrower has used the following names:

Vista Eyecare, Inc.; National Vision Associates, Ltd.; National Vision Eyecare Center; Vista Optical; Vision Center Located in Wal*Mart; Vision Center in Wal-Mart; The Vision Center; National Vision Optical

3. Each Subsidiaries' correct corporate name, as registered with the Secretary of State of the State of its incorporation, is:

         See Schedule 8.1.4.

4. In the conduct of its business, each Subsidiary has used the following names:

         Midwest Vision, Inc.               -        Vista Optical
         --------------------

         Frame-n-Lens Optical, Inc.         -        Vista Optical

         Family Vision Centers, Inc.        -        Vista Optical
         ---------------------------
                                                     Optical Center in Sam's
                                                     Club
                                                     Optical Center Inside Sam's
                                                     Club

         New West Eyeworks, Inc.            -       Vista Optical
         ----------------------

                                 SCHEDULE 8.1.12

                               SURETY OBLIGATIONS


In connection with the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 22, 2001, between FNL and Vista Acquisition LLC ("VAL"), FNL is required to deliver to VAL, at the closing of VAL's purchase of the stock of ProCare Eye Exam, Inc., from FNL, an Indemnity Agreement (in the form of Exhibit F to the Stock Purchase Agreement) duly executed by Borrower. Pursuant to such Indemnity Agreement, Borrower would indemnify VAL from and against any Adverse Consequences (as defined in the Stock Purchase Agreement) suffered by VAL as result of any breach by FNL of the Stock Purchase Agreement or any default by FNL thereunder.

                                 SCHEDULE 8.1.13

                        FEIN OF BORROWER AND SUBSIDIARIES


Borrower's FEIN is  58-1910859





         Name of Subsidiary                     FEIN

MIDWEST VISION, INC.                        41-0953179

FRAME-N-LENS OPTICAL, INC.                  95-34324042

FAMILY VISION CENTERS, INC.                 71-0698445

NEW WEST EYEWORKS, INC.                     34-1589514

INTERNATIONAL VISION
ASSOCIATES, LTD.                            58-2015987

NVAL HEALTHCARE SYSTEMS, INC.               58-2297129

NVAL VISIONCARE SYSTEMS OF
NORTH CAROLINA, INC.                        58-2241647

NVAL VISIONCARE SYSTEMS OF
CALIFORNIA, INC.                            68-0394771

PROCARE EYE EXAM, INC.                      33-0756424

VISION ADMINISTRATORS, INC.                 95-4543663

VISTA EYECARE NETWORK, LLC                  86-0891113

ALEXIS HOLDING COMPANY, INC.                86-0672242

VISTA OPTICAL EXPRESS, INC.                 58-2484568

                                 SCHEDULE 8.1.15

                  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES


1.       Borrower's and its Subsidiaries' patents:   None.


2.       Borrower's and its Subsidiaries' trademarks:         See attached.


3.       Borrower's and its Subsidiaries' copyrights:         None.


4.       Borrower's and its Subsidiaries'  licenses (other than routine business
         licenses,    authorizing   them   to   transact   business   in   local
         jurisdictions):None.

                                 SCHEDULE 8.1.18

                             RESTRICTIVE AGREEMENTS


  Contracts that restrict the right of Borrower to incur Debt:


        Title of Contract                Identity of Parties             Nature of Restriction              Term of Contract
        -----------------                -------------------             ---------------------              ----------------

Indenture dated as of              Borrower, as issuer, and State   Unless Borrower complies with           Notes due 2009
____________, 2001                 Street Bank and Trust Company,   a fixed charge coverage test,
                                   as trustee                       Borrower cannot incur any
                                                                    indebtedness other than
                                                                    certain permitted
                                                                    indebtedness.  Borrower cannot
                                                                    incur liens on its assets
                                                                    except certain permitted Liens.

                                 SCHEDULE 8.1.19

                                   LITIGATION


1. Actions, suits, proceedings and investigations pending against Borrower or any Subsidiary:

Karen Kremer, Barbara Riddle, as Individuals and on behalf of all other individuals similarly situated v. Vista Eyecare, Inc., et. al. Case #814791, filed in the Superior Court of the State of California, Orange County. Class action lawsuit by present and former managers of Frame-N-Lens Optical, Inc.

Michael Ward, as natural parent and next friend of Nathan Ward, a minor, v. Family Vision Centers, Inc., d/b/a Wal-Mart Vision Center, and Frame-N-Lens Optical, Inc. d/b/a Frame & Lens [Frame-n-Lens Optical, Inc.]. Case #CIV-98-63, filed in the Circuit Court of Pope County, Arkansas. Personal injury lawsuit claiming $15,000,000 in damages.

Elda Y. Cone v. Vista Eyecare, Inc. and Scott Comer. Case #D.N. CV-01-0557970-S, filed with the Superior Court of Judicial District of New London, Connecticut. Alleges wrongful termination. Claims $15,000 plus attorneys fees, costs and interest. Company believes plaintiff's claims to be without merit.


2. The only threatened actions, suits, proceedings or investigations of which Borrower or any Subsidiary is aware are as follows:

  None.

                                 SCHEDULE 8.1.21

                        CAPITALIZED AND OPERATING LEASES


Borrower and its Subsidiaries have the following capitalized leases:   None.


Borrower and its Subsidiaries have the following operating leases: See attached.

                                 SCHEDULE 8.1.22

                                  PENSION PLANS

Borrower and its Subsidiaries have the following Plans:


            Party                              Type of Plan
            -----                              ------------

Borrower                                   Life Insurance; Short Term/Long Term Disability, Basic AD&D;
                                           Medical/Dental; 401K

Subsidiaries                               None.

                                 SCHEDULE 8.1.24

              COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES


1. Borrower and its Subsidiaries are parties to the following collective bargaining agreements:

None,  except  that  Mexican  Vision  Associates   Operadora  has  a  collective
bargaining agreement governing that Subsidiary's retail employees in Mexico.


2. Material grievances, disputes of controversies with employees are as follows: None.

3. Threatened strikes, work stoppages and asserted pending demands for collective bargaining are as follows:

  None.

                                 SCHEDULE 9.2.5

                                 PERMITTED LIENS



                    Secured Party                                            Nature of Lien
                    -------------                                            --------------
Darrell Flowe and Associates, Inc., with Regions Bank   Computer Equipment (hardware and software) as specified
as assignee                                             in Master Equipment Lease

Darrell Flowe and Associates, Inc., with Regions Bank   All hardware, software and peripherals as specified in
as assignee                                             Master Equipment Lease

IBM Credit Corporation                                  Certain IBM Equipment as referenced on IBM Slip #222272

IBM Credit Corporation                                  Certain IBM Equipment as referenced on IBM Slip #303254

Darrell Flowe and Associates, Inc., with Regions Bank   IBM 9406/8051 to 8052 Base Storage Expansion Unit and
as assignee                                             IBM 9406/6907 4.19GB Disk Unit

Wachovia Leasing Corporation                            Certain Leased Equipment specified in Master Lease
                                                        Agreement

First National Bank of West Point                       MB9600-Briot Complete Finishing Lab and related Equipment